EXHIBIT 2.1

EXECUTION VERSION

ASSET PURCHASE AND INTERIM SERVICING AGREEMENT

by and between

THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

(Seller)

and

NAVY PORTFOLIO, LLC

(Purchaser)

Dated as of

September 19, 2012

TABLE OF CONTENTS

			Page

Article I.	CERTAIN DEFINITIONS		1

Article II.	SALE AND CONVEYANCE OF ASSETS; PAYMENT OF PURCHASE PRICE; DELIVERY OF LOAN DOCUMENTS		5

Section	2.1	Sale and Conveyance of Assets	5

Section	2.2	Delivery of Closing Delivery Documents and Other Documents	8

Section	2.3	Conveyance of REO Properties	8

Section	2.4	Collateral Assignments	12

Section	2.5	Post-Closing Correction Statement	13

Article III.	REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION		14

Section	3.1	Representations and Warranties of Seller	14

Section	3.2	Representations and Warranties of Purchaser	15

Section	3.3	Representations and Warranties affecting Individual Assets	16

Section	3.4	Survival of Representations and Warranties	16

Section	3.5	Indemnification	17

Article IV.	CONFIDENTIALITY		20

Section	4.1	Confidentiality	20

Article V.	CONDITIONS TO CLOSING AND RELATED MATTERS		20

Section	5.1	Conditions to Obligations of Purchaser	20

Section	5.2	Conditions to Obligations of Seller	21

Section	5.3	Seller’s Closing Date Deliveries	21

Section	5.4	Purchaser’s Closing Date Deliveries	21

Article VI.	SERVICING; TRANSFER OF SERVICING		21

Section	6.1	Servicing of the Assets	21

Section	6.2	Transfer of Servicing	22

Article VII.	MISCELLANEOUS PROVISIONS		26

Section	7.1	Amendment	26

Section	7.2	Governing Law; Jurisdiction	26

Section	7.3	General Interpretive Principles	27

Section	7.4	Reproduction of Documents	28

Section	7.5	Notices	28

Section	7.6	Severability of Provisions	29

Section	7.7	Exhibits	29

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Section	7.8	Counterparts	29

Section	7.9	Successors and Assigns	29

Section	7.10	Effect of Headings	30

Section	7.11	Other Agreements Superseded; Entire Agreement	30

Section	7.12	Intention of the Parties	30

Section	7.13	Costs	30

Section	7.14	Waiver of Jury Trial	30

Section	7.15	Waivers	31

Section	7.16	Survival of the Agreement	31

Section	7.17	Further Assurances	31

Section	7.18	Transfers to Purchaser’s Designee	31

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EXHIBITS/SCHEDULES

Exhibit A	INFORMATION FIELDS TO BE INCLUDED ON THE ASSET SCHEDULE

Exhibit B-1	ASSIGNMENT AND CONVEYANCE FORM

Exhibit B-2	ASSIGNMENT OF MORTGAGE FORM

Exhibit B-3	FORM OF ALLONGE

Exhibit B-4	ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS FORM

Exhibit C	CERTAIN CONTENTS OF LOAN FILE/FORM OF LOST NOTE AFFIDAVIT

Exhibit D-1	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO RESIDENTIAL MORTGAGE LOANS

Exhibit D-2	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ASSETS OTHER THAN RESIDENTIAL MORTGAGE LOANS

Exhibit E	EXCEPTION SCHEDULE

Exhibit F	IDENTIFICATION OF EXHIBIT F OBLIGORS

Exhibit G	DATA TAPE FIELDS

Exhibit H	REO PROPERTY

Exhibit I	SERVICED LOANS

Exhibit J	FORM OF LOAN TRANSFER LETTER (SERVICED LOANS)

Exhibit K	FORM OF LOAN TRANSFER LETTER (NON-SERVICED LOANS)

Exhibit L	[Intentionally omitted]

Exhibit M	CLOSING DELIVERY DOCUMENTS

Exhibit N-1	LOANS AND REO PROPERTIES TO BE TRANSFERRED TO PURCHASER

Exhibit N-2	LOANS AND REO PROPERTIES TO BE TRANSFERRED TO PURCHASER’S DESIGNEE

Exhibit O	LOAN LEVEL PRICING

Exhibit P	SELLER’S SECTION 6.1(a) DESIGNATED EMPLOYEES

Schedule I	ASSET SCHEDULE

Schedule II	CURRENT LOAN SCHEDULE

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ASSET PURCHASE AND INTERIM SERVICING AGREEMENT

THIS ASSET PURCHASE AND INTERIM SERVICING AGREEMENT (this “Agreement”) is being entered into by and between NAVY PORTFOLIO, LLC, a Delaware limited liability company (“Purchaser”), and THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO, an Ohio chartered stock savings bank (“Seller”), effective as of September 19, 2012.

RECITALS:

A. Seller owns and wishes to sell the Assets (as hereinafter defined) in accordance with the terms of this Agreement; and

B. Purchaser desires to purchase the Assets in accordance with such terms.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: The procedures, including prudent collection and loan administration procedures, in accordance with accepted loan servicing practices of prudent lending institutions that service assets of the same type as the Assets in the jurisdictions in which Seller and/or an Asset is located. Such standard of care shall not be lower than that which Seller customarily employs and exercises in servicing and administering similar loans for its own account and shall be in material compliance with all federal, state and local laws, ordinances, rules and regulations.

Affiliate: When used with respect to a specified Person, means another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For the purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Agreement: This Asset Purchase and Interim Servicing Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Assets: Collectively, the Loans, the REO Property, and the Loan Documents and Servicing Rights relating thereto.

Asset Schedule: A schedule that identifies the Assets to be purchased and sold hereunder which is either (i) in the form attached hereto as Schedule I, or (ii) in a “read only” electronic format that (x) is dated as of the effective date of this Agreement, and (y) contains, with respect to the identified Assets, the information described in Exhibit A attached hereto.

Assignment and Conveyance: A document in the form attached hereto as Exhibit B-1.

Assignment of Mortgage: With respect to any Mortgage, a document of assignment in the form attached hereto as Exhibit B-2, which form will be modified to comply with the local law recordation requirements of each applicable jurisdiction.

Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which Ohio chartered stock savings banks headquartered in the State of Ohio are authorized or obligated by law or executive order to be closed.

Claim Notice: The meaning specified in Section 3.5(e)(i).

Closing: The consummation of the purchase and sale of the Assets as contemplated hereby.

Closing Date: With respect to each of the Assets, the date on which the Closing occurs with respect to such Asset, which date shall be either September 21, 2012, or such other date as may be agreed to in writing by Seller and Purchaser.

Closing Delivery Documents: With respect to each of the Loans and each REO Property, the documents specified in Exhibit M, attached hereto.

Correction Statement: The meaning as defined in Section 2.5.

Current Loan: A Loan that is listed on Schedule II.

Cut-off Date: July 31, 2012, or such other date as may be agreed to in writing by Seller and Purchaser.

Cut-off Date Principal Balance: As to each Loan, the unpaid principal balance of such Loan as of the close of business on the Cut-off Date, after deduction and application of all payments of principal received by the Cut-off Date. As to each REO Property, the unpaid principal balance of the loan that was secured by the REO Property as of the time immediately preceding that at which such loan was converted to real estate owned (e.g., immediately preceding the time at which title to the subject real property was acquired by Seller through foreclosure, receivership, other court ordered sale, or deed-in-lieu).

Damages: Any and all damages, losses, liabilities, costs and expenses (including reasonable fees and expenses of counsel).

Data Tape: Microsoft Excel spreadsheet that shall be dated as of the effective date of this Agreement and delivered by Seller to Purchaser contemporaneously with the execution of this Agreement and that shall contain, with respect to each of the Loans and each REO Property, to the extent relevant, available, and utilized, the information specified on Exhibit G attached hereto, which information shall be current as of the close of business on September 13, 2012, except for the information that is contained in such spreadsheet with respect to (i) the loan number, (ii) the net unpaid principal balance, (iii) the current interest rate, (iv) the next payment date, and (v) the interest paid to date, all of which shall be current as of the close of business on the Cut-off Date.

Deed: The meaning as defined in Section 2.3(a).

Due Date: With respect to any Loan, the day of the month on which Monthly Payments on such Loan are due, exclusive of any days of grace.

Escrow Balance: With respect to any Loan, the aggregate amount of Escrow Payments that have been paid by the Obligor to Seller and are held by Seller with respect to such Loan.

Escrow Payments: With respect to any Loan, payments in respect of real estate taxes and insurance premiums that, under applicable provisions of the Loan Documents, the Obligor has paid to/escrowed with the Seller.

Exhibit F Obligor: An Obligor identified on Exhibit F attached hereto, each of which is a person or entity that has agreed to pay existing delinquent real estate taxes or assessments in respect of a Mortgaged Property either (i) pursuant to a written agreement with a relevant taxing authority, or (ii) as part of a Chapter 11 or Chapter 13 bankruptcy proceeding.

Fannie Mae: The Federal National Mortgage Association or any successor thereto.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

Interest Rate: With respect to any Loan, the annual rate at which interest accrues on such Loan pursuant to the terms of the Loan Documents.

Interim Servicing Period: With respect to each of the Serviced Loans, the period of time from the initial Closing Date to the Servicing Transfer Date.

Knowledge: Actual awareness of a fact or matter. Seller will be deemed to have Knowledge of a particular fact or matter only if one or more of the following individuals has Knowledge of that fact or matter: Patrick W. Bevack, President and CEO, James R. Reske, Executive Vice President, Timothy W. Esson, CFO and Treasurer, Matthew T. Garrity, Senior Vice President and Chief Credit Officer, and Jude J. Nohra, Senior Vice President, General Counsel and Secretary.

Loans: The loans identified on the Asset Schedule.

Loan Documents: With respect to any Loan or REO Property, the documents pertaining to such Asset that are contained in the Loan File.

Loan File: With respect to each of the Loans and each REO Property, the documentation and information pertaining to such Loan or REO Property that (i) is contained in the Virtual Data Room, and (ii) except as is otherwise reflected in the Exception Schedule referenced in, as applicable, Exhibit D-1 or Exhibit D-2 attached hereto, includes, at a minimum, each of the documents specified in Exhibit C attached hereto.

Loan Transfer Documents: The meaning as defined in Section 2.4.

Mediation Period: The meaning as defined in Section 2.5.

Monthly Payment: With respect to any Loan, an Obligor’s scheduled monthly payment which is called for under applicable provisions of the Loan Documents.

Mortgage: With respect to each of the Loans that is secured by real property, each mortgage, deed of trust, or other instrument that creates a lien on such real property.

Mortgaged Property: With respect to each of the Loans that is secured by real property, the real property upon which a lien is granted pursuant to the terms of the Mortgage(s) pertaining to such Loan.

Note: With respect to each of the Loans, the promissory note or other instrument evidencing the primary obligation in respect of the repayment of the Loan.

Obligor: With respect to each of the Loans, each Person or Persons that is primarily (e.g., a borrower) or secondarily (e.g., a guarantor) liable for repayment of the Loan.

Permitted Exceptions: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions, restrictions, rights of way, easements, and other matters of the public record generally acceptable to mortgage lending institutions; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the use, enjoyment, value or marketability of the applicable REO Property.

Person: Any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or other entity.

Purchase Price: The meaning specified in Section 2.1(c).

Purchase Price Allocation: The meaning specified in Section 2.1(g).

Purchaser: The meaning specified in the first sentence of this Agreement.

Purchaser’s Designee: Christiana Trust, a Division of Wilmington Savings Fund Society, FSB, as trustee for Stanwich Mortgage Loan Trust, Series 2012-11, an Affiliate of Purchaser, with respect to the Loans and REO Properties (and the Loan Documents, the Loan Files, and the Servicing Rights related thereto) identified in Exhibit N-2.

REO Closing Extension: The meaning specified in Section 2.3(k).

REO Property: Each parcel of Mortgaged Property in respect of which Seller acquires title after June 16, 2012 and prior to the initial Closing Date as a result of a Loan foreclosure or other court ordered sale, or the acceptance of a deed-in-lieu of foreclosure, including, without limitation, those parcels of Mortgaged Property, if any, identified in Exhibit H attached hereto and concerning which Seller acquired title prior to the effective date of this Agreement. Purchaser and Seller agree that, if any REO Property not identified on Exhibit H comes into existence after the effective date of this Agreement, the Asset Schedule shall be appropriately amended to (i) reflect the additional REO Property and (ii) remove the related Loan.

REO Transfer Documents: The meaning as defined in Section 2.3(a).

Representative: With respect to any Person, any and all directors, officers, partners, employees, consultants, financial advisors, counsel, accountants, servicers, asset managers and other agents of such Person.

Seller: The meaning specified in the first sentence of this Agreement.

Serviced Loans: The Loans identified on Exhibit I attached hereto.

Servicing Advances: All reasonable “out of pocket” costs and expenses incurred in the performance by Seller of its servicing obligations hereunder, including, but not limited to, all such costs and expenses (including reasonable attorneys’ fees and disbursements) related to (i) the preservation, restoration and protection of any Mortgaged Property, (ii) any enforcement or judicial proceedings, including, but not limited to, foreclosures, and (iii) the payment of taxes, assessments, and insurance premiums relating to any Mortgaged Property.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Loans; (b) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (c) all accounts and other rights to payment related to any of the property described in clauses (a) and (b) of this definition; and (d) any and all servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining directly to the servicing of the Loans.

Servicing Transfer Date: With respect to each of the Serviced Loans, the later of (i) November 5, 2012, or (ii) the date that is 15 calendar days after the date on which notice to all primary Obligors has been given in accordance with the provisions of Section 6.2(c)(i).

Special Representations: The meaning specified in Section 3.5(a).

Third Party Claim: The meaning specified in Section 3.5(e)(i).

UPB Representations: With respect to each D-1 Loan (as defined in Exhibit D-1 of this Agreement) and each D-2 Asset (as defined in Exhibit D-2 of this Agreement) the representations and warranties made by Seller with respect to the (i) Cut-off Date Principal Balance disclosed in the Asset Schedule and (ii) Net Unpaid Principal Balance disclosed in the Data Tape.

Virtual Data Room: The electronic database that has been established, operated, and maintained by Sandler O’Neill Mortgage Finance L.P., and made available to Purchaser for due diligence purposes in connection with the transaction that is the subject of this Agreement.

ARTICLE II.

SALE AND CONVEYANCE OF ASSETS;

PAYMENT OF PURCHASE PRICE; DELIVERY OF LOAN DOCUMENTS

Section 2.1 Sale and Conveyance of Assets

(a) On the Closing Date, Seller shall sell, transfer, assign, set over, and convey to Purchaser or Purchaser’s Designee, as applicable, without recourse, but subject to the representations, warranties, terms, covenants and other provisions of this Agreement, and Purchaser shall purchase from Seller for the Purchase Price, all of Seller’s right, title, and interest in and to the Assets described in the Asset Schedule. In that regard, notwithstanding anything to the contrary contained in this Agreement, if, after the effective date of this Agreement, Seller modifies any Exception Schedule referenced in either Exhibit D-1 or Exhibit D-2 and delivers the same to Purchaser within 3 Business Days prior to the Closing Date, then with respect to any Asset that is adversely affected by any such Exception Schedule modification, Purchaser shall have the option of (i) proceeding to purchase such Asset on the terms provided for in this Agreement, subject to any Purchase Price adjustment that Purchaser and Seller may agree upon, or (ii) removing from the transaction such Asset together with (but not separate from) any other Asset that is (x) part of the same relationship, as identified in Exhibit O, and/or (y) cross-collateralized or cross-defaulted with the specific Asset in question, in which case, the Asset Schedule shall be appropriately amended to reflect such removal.

(b) In connection with the purchase and sale of the Assets contemplated hereby, Seller shall deliver the Loan Documents, the Loan Files, the Loan Transfer Documents, and the REO Transfer Documents in the manner provided for in Section 2.2.

(c) Subject to adjustment as provided for herein, the purchase price to be paid by Purchaser to Seller for the Assets (the “Purchase Price”) shall be $77,996,990.35, which amount has been computed and determined in the manner reflected in Exhibit O attached hereto. The Purchase Price shall be paid by Purchaser to Seller on the Closing Date by wire transfer of immediately available funds to a bank account that shall be designated in writing by Seller to Purchaser on or before the Closing Date. On the Closing Date, contemporaneously with the payment of the Purchase Price, Seller shall execute and deliver to Purchaser and Purchaser’s Designee, as applicable, appropriate forms of Assignment and Conveyance, Loan Transfer Documents and REO Transfer Documents (as applicable) with respect to the Assets being assigned and conveyed. The Purchase Price shall be adjusted in accordance with the following:

(i) With respect to Current Loans, Seller is entitled to (A) all payments of principal on the Loans that are collected prior to the Closing Date, (B) all payments of interest accrued on the Loans and all late charges and other fees that are collected prior to the Closing Date, and (C) all unpaid interest that accrued prior to the Closing Date.

(ii) With respect to any principal payment on a Current Loan that is collected after the Cut-off Date but prior to the Closing Date, the Purchase Price shall be reduced by an amount equal to the product of (x) the amount of such principal payment, multiplied by (y) the Oaktree Loan Level Price Percentage specified in Exhibit O that is applicable to such Current Loan. With respect to the accrued but unpaid interest owing to Seller pursuant to clause (C) of Section 2.1(c)(i), the Purchase Price shall be increased on a dollar-for-dollar basis for any Current Loan by the amount of the unpaid interest on such Current Loan; provided that the Purchase Price shall in no event include more than thirty (30) days interest with respect to any Current Loan.

(iii) If Seller, between the Cut-off Date and the Closing Date, shall make (A) an advance of loan proceeds that is required under the express provisions of the Loan Documents applicable to a Current Loan, which advance, when combined with the Cut-off Date Principal Balance of such Current Loan, does not exceed the face principal amount of such Current Loan, (B) any Servicing Advances (to the extent permitted by Section 6.2(c)(v) with respect to any of the Loans (it being understood that Seller is responsible for all Servicing Advances made and/or incurred prior to the Cut-off Date), or (C) any other discretionary advance with respect to any Loan that is consented to in writing by Purchaser, then, Purchaser shall reimburse Seller for each such advance on a dollar-for-dollar basis pursuant to an adjustment to the Purchase Price paid on the Closing Date.

(iv) If, for any reason, a Loan or REO Property identified in the Asset Schedule is removed from the purchase and sale transaction that is the subject of this Agreement, the Purchase Price shall be reduced by an amount equal to the product of (x) the Cut-off Date Principal Balance of such Loan or REO Property, multiplied by (y) the Relationship Purchase Price Percentage specified in Exhibit O that is applicable to such Loan or REO Property.

Three (3) Business Days prior to the Closing Date, Seller shall deliver to Purchaser a detailed list (the “Pre-Closing Adjustment List”) that identifies, by Asset, any events that have occurred since the Cut-off Date and prior to September 14, 2012, for which Purchase Price adjustments are called for under Sections 2.1(c)(i) through (c)(iv) above. In addition, within ten (10) Business Days following the Closing Date, Seller shall deliver to Purchaser a similar detailed list (the “Post-Closing Adjustment List”) that identifies any such events that occurred after September 13, 2012, but on or before the Closing Date — and in the event a Post-Closing Adjustment List is delivered, an appropriate Purchase Price adjustment payment promptly shall be made, as applicable, by Seller to Purchaser, or Purchaser to Seller.

(d) In the event the Closing occurs, except as is otherwise provided in Sections 2.1(c)(i) and (c)(ii), from and after the Cut-off Date, Purchaser shall be entitled to all payments of principal and interest on the Loans and to all other collections on the Assets, including, but not limited to, all condemnation proceeds, insurance proceeds, proceeds from sales to third parties at foreclosure sales, and net proceeds from sale of REO Properties. Any such amounts collected after the Cut-off Date either shall be (i) credited to reduce the Purchase Price on the Closing Date or (ii) paid by Seller to Purchaser on the Servicing Transfer Date.

(e) With respect to each of the Loans that is not one of the Serviced Loans, on the Closing Date applicable to each such Loan, Seller shall remit to Purchaser the positive Escrow Balances maintained for the Obligors of such Loan; provided, that negative Escrow Balances in any account shall not be offset against positive Escrow Balances in any accounts (or vice versa). Any remittance required to be made by Seller pursuant to this Section 2.1(e) shall be made by a credit to the Purchase Price.

(f) With respect to each of the Serviced Loans, on the Servicing Transfer Date, Seller shall remit to Purchaser the positive Escrow Balances maintained for the Obligors of such Serviced Loan; provided, that negative Escrow Balances in any account shall not be offset against positive Escrow Balances in any other accounts. Any remittance required to be made by Seller pursuant to this Section 2.1(f) shall be made by a wire transfer payment of immediately available funds to an account designated in writing by Purchaser.

(g) Within three (3) Business Days after the Closing Date, Purchaser shall deliver to Seller a schedule that allocates the Purchase Price to each Asset on a relationship level, based on the relationships identified on Exhibit O (the “Purchase Price Allocation”). The Purchase Price Allocation shall list, for each Asset, (i) the applicable relationship identified on Exhibit O, (ii) the Cut-off Date Principal Balance of the Asset, (iii) the Relationship Purchase Price Percentage specified in Exhibit O that is applicable to the Asset, and (iv) the resulting amount of the Purchase Price for such Asset.

Section 2.2 Delivery of Closing Delivery Documents and Other Loan Documents

On the initial Closing Date, following its receipt of the Purchase Price, Seller shall mail the Closing Delivery Documents with respect to all of the Loans and REO Properties that are sold and purchased on the initial Closing Date via a nationally recognized overnight courier service for next Business Day delivery. In the event that any such documents are in the possession of a foreclosure attorney, a bailee letter (in form and substance acceptable to Purchaser) from such foreclosure attorney and copies of such documents shall be an acceptable delivery for purposes of the prior sentence. The mailings called for in the first sentence of this paragraph shall be made to the following addresses: (a) with respect to Loans and REO Properties identified in Exhibit N-1, to Purchaser, c/o Anderson, McCoy & Orta, 100 N. Broadway, 26th Floor, Oklahoma City, OK 73102, Attn: Vanessa A. Orta, Managing Director; and (b) with respect to Loans and REO Properties identified in Exhibit N-2, to Purchaser’s Designee, c/o Carrington Mortgage Services, LLC, 10500 Kincaid Drive, Ste. 400, Fishers, IN 46037-9764, Attn: Tonya Osborne, Vice President, Loan Administration.

If the Closing occurs, Seller shall deliver to Purchaser all Loan Documents, Loan Files and Loan Transfer Documents that were not delivered pursuant to the prior paragraph and that relate to (a) REO Property and Loans that are not Serviced Loans, within five (5) Business Days following the Closing Date, and (b) Serviced Loans, within five (5) Business Days following the Servicing Transfer Date. In the event any such documents are in the possession of a foreclosure attorney, a bailee letter (in form and substance acceptable to Purchaser) from such foreclosure attorney and copies of such documents shall be an acceptable delivery for purposes of the prior sentence. The deliveries called for in this paragraph shall be made to the following addresses: (i) with respect to Loans and REO Properties identified in Exhibit N-1, to Purchaser, c/o Sabal Financial Group, L.P., 465 North Halstead Street, Suite 130, Pasadena, CA 91107, Attn: Vartan Derbedrossian, and (ii) with respect to Loans and REO Properties identified in Exhibit N-2, to Purchaser’s Designee, c/o Carrington Mortgage Services, LLC, 10500 Kincaid Drive, Suite 400, Fishers, IN 46037-9764, Attn: Tonya Osborne, Vice President, Loan Administration.

Section 2.3 Conveyance of REO Properties

The provisions of this Section 2.3 apply to the conveyance of any REO Property that is part of the Assets.

(a) Deed and other REO Transfer Documents. Each REO Property shall be conveyed by a deed containing only those certain representations and/or warranties that are contained in a limited warranty deed in the State of Ohio, or the equivalent thereof in the applicable state where such REO Property is located, and otherwise in a form reasonably agreed upon by Seller and Purchaser prior to the initial Closing Date (each, a “Deed” and, collectively, the “Deeds”). Each Deed shall be delivered as provided for in Section 2.2 hereof. In addition, with respect to each REO Property that is identified on attached Exhibit N-1, Seller shall execute and deliver to Purchaser or Purchaser’s Designee, in accordance with the delivery arrangements provided for in Section 2.2 hereof, (i) (A) if applicable, an assignment of leases and contracts, the form of which shall be reasonably agreed upon by Seller and Purchaser prior to the initial Closing Date, (B) a bill of sale and general assignment, the form of which shall be reasonably agreed upon by Seller and Purchaser prior to the initial Closing Date, (C) an assignment of declarant’s rights or assignment of development agreement, if applicable, the form of which shall be reasonably agreed upon by Seller and Purchaser prior to the initial Closing Date, and (D) an executed FIRPTA certificate, the form of which shall be reasonably agreed upon by Seller and Purchaser prior to the initial Closing Date, and (ii) such other documents, assignments, affidavits and instruments of transfer, if any, as may be necessary or customary for the sale of the REO Property as required by the relevant jurisdiction to transfer title and to enable Purchaser or Purchaser’s Designee, as applicable, to obtain new owner’s title insurance policies, consistent with the commitment arrangements provided for in Section 2.3(k) hereof, in accordance with standard practice and/or custom (including, without limitation, such owner’s affidavits, title affidavits and other documents (other than indemnities) requested by the applicable title company or escrow company to issue to Purchaser or Purchaser’s Designee, as applicable, an owner’s title policy subject only to Permitted Exceptions). The documents set forth in Section 2.3(a)(i)(A) and Section 2.3(a)(i)(B) are collectively referred to as the “REO Transfer Documents”.

(b) Fixtures and Personalty. Included in the sale of each REO Property are all of Seller’s right, title and interest in the personal property and fixtures, furnishings and equipment used in connection therewith, including, if any, all carpeting, floor coverings, drapery rods, venetian blinds, window shades, window coverings, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, stoves, ranges, refrigerators, dishwashers, microwave ovens, washers, dryers, other appliances, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, mantels, fences, gates, trees, shrubs, plants, air conditioning equipment, ventilators, furniture, equipment and supplies relating to such REO Property, together with any other intangible property owned or controlled by Seller or is Affiliates or Representatives in connection therewith, including, without limitation, all engineering and design plans and specifications, marketing reports, licenses, franchises, permits, zoning rights, density rights, impact fee credits, entitlements, approvals, development orders, bonds posted in connection with the completion of improvements and/or infrastructure and other similar rights.

(c) Title Insurance; Transfer Expenses. Purchaser shall pay all title insurance costs (including the premiums for an owner’s policy if Purchaser chooses to obtain such insurance), recording fees in connection with the sale of each REO Property (other than transfer taxes and other costs and expenses as set forth in the following sentence), the cost of a survey or other plan required or desired by Purchaser, and Purchaser’s attorneys’ fees. Seller and Purchaser shall each pay 50% of any deed tax, mansion tax, transfer tax, deed recording tax, conveyance fee, or any other comparable tax or fee in connection with the transfer of any REO Property to Purchaser, and each of Seller and Purchaser agrees to indemnify, defend, and hold the other harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the other to pay their respective 50% shares of all such amounts on a timely basis.

(d) Utilities. With respect to each REO Property, all amounts owed for (i) utilities furnished to such REO Property and (ii) municipal water and sewer charges and other municipal assessments relative to such REO Property that are attributable to the period prior to the Cut-off Date, shall be paid by Seller; and all such amounts that are attributable to the period on and after the Cut-off Date shall be paid by Purchaser.

(e) Real Estate Taxes and Special Assessments. With respect to each REO Property, real estate taxes and homeowner’s association and condominium fees due and payable in the year of the Cut-off Date shall be prorated between Seller and Purchaser on a calendar year basis to the Cut-off Date. Real estate taxes and homeowner’s association and condominium fees payable in the years prior to the year of the Cut-off Date shall be paid by Seller. Real estate taxes and homeowner’s association and condominium fees payable in the years subsequent to the year of the Cut-off Date shall be paid by Purchaser. All installments of special assessments certified for payment with the real estate taxes due and payable in the year of the Cut-off Date shall be prorated between Seller and Purchaser on a calendar year basis to the Cut-off Date. Seller shall pay all installments of special assessments certified for payment with the real estate taxes due and payable in the years prior to the year of the Cut-off Date.

(f) Operating Expenses; Repairs and Renovation. Operating expenses in connection with the REO Properties, including, without limitation, attorneys’ fees, disbursements and costs in connection with eviction and foreclosure and all servicing and REO Property management fees, attributable to the period prior to the Cut-off Date shall be paid by Seller. All such expenses, disbursements, costs, and fees attributable to the period on and after the Cut-off Date shall be paid by Purchaser. The costs of repairs, renovations and capital improvements to the REO Property shall be allocated based on the start date of such repairs, renovations and capital improvements. Seller shall pay for any such repairs, renovations and capital improvements that are commenced prior to the Cut-off Date and Purchaser shall pay for any such repairs, renovations and capital improvements that are commenced on or after the Cut-off Date.

(g) Hazard Insurance Claims. With respect to any REO Property that suffers material damage prior to the Cut-off Date, Seller will assign any hazard insurance claims against the applicable insurer to Purchaser and Seller shall deliver to Purchaser any such amounts that erroneously are delivered to Seller; provided, however, that Seller shall have no obligation to assign any hazard insurance claims the proceeds of which have already been used for the repair or restoration of any material damage related to such hazard insurance claim with respect to any REO Property.

(h) Security Deposits. Any security deposits, other similar deposits, or down payments that have been paid to Seller under leases, contracts of sale, or otherwise in respect of REO Property shall not be prorated but shall be credited to Purchaser on the applicable Closing Date, and Seller shall notify the lessee or other appropriate party of such transfer.

(i) Proration of Rents. Rental payments under REO Property leases shall be prorated between Seller and Purchaser as of the Cut-off Date.

(j) Possession of REO Properties. Possession of each REO Property shall be delivered on the Closing Date applicable to such REO Property, subject, however, to the rights of all tenants and occupants. On or within two (2) Business Days prior to the applicable Closing Date Seller shall deliver to Purchaser such rent roll information as Seller then possesses relative to such REO Property.

(k) Extension to Correct Title. If, within three (3) Business Days prior to the initial Closing Date, Purchaser (i) advises Seller in writing that, with respect to one or more specified REO Properties (each, a “Section 2.3(k) Property”), it has obtained a commitment for title insurance that does not commit to insure Purchaser’s title to such Section 2.3(k) Property subject only to Permitted Exceptions, and (ii) delivers to Seller a copy of each such commitment for title insurance, then, the Closing with respect to each such Section 2.3(k) Property shall be extended for a period of up to ninety (90) days (the “REO Closing Extension”). During the REO Closing Extension, Seller shall use commercially reasonable efforts to obtain for Purchaser, with respect to each Section 2.3(k) Property, a commitment for title insurance issued by a title insurer acceptable to Fannie Mae or Freddie Mac that commits to insure Purchaser’s title to such Section 2.3(k) Property subject only to Permitted Exceptions; provided, that Seller’s exercise of commercially reasonable efforts in that regard shall in no event require it to expend in excess of Ten Thousand Dollars ($10,000) (including attorneys’ fees) in respect of any one Section 2.3(k) Property. The covenants set forth in Section 6.1 shall be applicable to any Section 2.3(k) Property during the REO Closing Extension. In the event there is an REO Closing Extension with respect to any Section 2.3(k) Properties, the Closing shall proceed as to the remainder of the Assets and the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price that otherwise would have been attributable to the Loan(s) from which the Section 2.3(k) Properties arose. If Seller timely succeeds in obtaining, with respect to any Section 2.3(k) Property, a commitment for title insurance of the character previously specified in this Section 2.3(k), then, Seller shall give notice thereof to Purchaser and the Closing of the purchase and sale of such Section 2.3(k) Property, for an amount equal to the portion of the Purchase Price that otherwise would have been attributable to the Loan from which the Section 2.3(k) Property arose, subject to adjustments and prorations as provided for in this Agreement, shall occur within seven (7) Business Days after the giving of such notice, and Purchaser and Seller shall agree in writing upon the specific Closing Date for such Section 2.3(k) Property. If, with respect to any Section 2.3(k) Property, Seller fails to timely obtain such a commitment for title insurance, the terms and provisions of Sections 2.3(l) and 2.3(m) shall apply and govern.

(l) Failure to Obtain Appropriate Commitment. If, at the expiration of the REO Closing Extension, Seller has been unable to obtain with respect to any Section 2.3(k) Property, a commitment for title insurance of the character specified in Section 2.3(k), then, unless Purchaser exercises the option provided for in Section 2.3(m), the obligations of the parties hereto with respect to each such Section 2.3(k) Property shall cease and this Agreement, with respect to each such Section 2.3(k) Property, shall be void without any recourse to the parties hereto.

(m) Purchaser’s Election to Waive. Notwithstanding any provision above to the contrary, with respect to any Section 2.3(k) Property that is the subject of an REO Closing Extension, Purchaser shall have the option, exercisable by written notice delivered to Seller at any time within seven (7) Business Days following the conclusion of the REO Closing Extension, to accept such title to the subject Section 2.3(k) Property as Seller can deliver and to pay therefor an amount equal to the portion of the Purchase Price that otherwise would have been attributable to the Loan from which such Section 2.3(k) Property arose, without deduction, but subject to adjustments and prorations as provided for in this Agreement, in which case, Seller shall convey such title.

(n) Special Arrangements Concerning Loan #210047153. With respect to the Asset that is listed in the Asset Schedule and in Exhibit N-2 as Loan #210047153 and which involved a Mortgaged Property located on Renee Avenue in Struthers, Ohio (the “Struthers Asset”), Seller and Purchaser acknowledge that although the Struthers Asset is listed as a Loan in the Asset Schedule and in Exhibit N-2, Seller recently acquired title to the relevant Mortgaged Property and, as such, notwithstanding such listing, the Struthers Asset will be (i) transferred by Seller as an REO Property in accordance with the provisions of this Section 2.3, and (ii) otherwise considered an REO Property for all purposes under this Agreement.

Section 2.4 Collateral Assignments

Seller shall deliver to Purchaser or Purchaser’s Designee, in accordance with the delivery arrangements provided for in Section 2.2 hereof, (i) with respect to each Note, an original allonge, in substantially the form attached hereto as Exhibit B-3 with such modifications, if any, as may be required for enforceability and/or recording under local law or custom, duly executed by Seller, and (ii) original unrecorded Assignments of Mortgage duly executed by Seller and covering each of the Mortgages. In addition, with respect to each Loan that is identified on attached Exhibit N-1, Seller shall deliver to Purchaser or Purchaser’s Designee, in accordance with the delivery arrangements provided for in Section 2.2 hereof, (x) original unrecorded Assignments of Assignments of Leases and Rents, if applicable, in substantially the form attached hereto as Exhibit B-4 with such modifications as may be required for enforceability and/or recording under local law or custom, duly executed by Seller, and (y) such other documents, assignments, affidavits and instruments of transfer, if any, as are necessary under applicable law to effect the sale and transfer of such Assets (collectively, the “Loan Transfer Documents”). Seller authorizes Purchaser, following the Closing Date, to prepare and file with respect to personal property collateral for each of the Loans, appropriate financing statement assignments of the character specified in Section 9-514(b) of the Uniform Commercial Code. Purchaser agrees to prepare and file such financing statement assignments at its own cost and expense. Seller and Purchaser acknowledge and agree that any qualifying language in the Loan Transfer Documents regarding them being delivered without recourse, representation or warranty of any kind or nature shall not affect, limit or enlarge the obligations of the Seller or the rights, remedies and recourse of Purchaser under this Agreement, and, in that regard, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Loan Transfer Documents, the terms and conditions of this Agreement shall control.

Section 2.5 Post-Closing Correction Statement

Not later than sixty (60) days after the initial Closing Date, Purchaser shall deliver to Seller a statement setting forth any proposed corrections to the amount of the Purchase Price, together with appropriate documentation relating to such corrections (the “Correction Statement”). If Purchaser does not receive a written objection from Seller to the proposed Correction Statement within thirty (30) days after Seller’s receipt of the proposed Correction Statement, the proposed Correction Statement shall become the final Correction Statement for all purposes under this Agreement. If Seller objects to the proposed Correction Statement within such thirty (30) day period, then Seller and Purchaser shall use their reasonable, diligent and good faith efforts to attempt to resolve Seller’s objections to the proposed Correction Statement during the thirty (30) day period following the receipt by Purchaser of Seller’s objection (the “Mediation Period”). If the parties are unable to agree on a final Correction Statement during the Mediation Period, then as soon as practicable after the expiration of the Mediation Period, but in any event within ten (10) Business Days thereof, the determination of the final Correction Statement shall be submitted for final determination to a firm of independent certified public accountants of nationally recognized standing and acceptable to Seller and Purchaser. The fees of such accounting firm shall be shared equally by Seller and Purchaser. Not later than the tenth Business Day following the accounting firm’s determination with respect to the final Correction Statement, Purchaser shall pay to Seller, in cash, the amount by which the Purchase Price, as set forth in the final Correction Statement, exceeds the Purchase Price paid at Closing, or, in the alternative, Seller shall pay to Purchaser, in cash, the amount by which the Purchase Price paid at Closing exceeds the Purchase Price as set forth in the final Correction Statement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 3.1 Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date that:

(a) Due Organization and Authority. Seller is a state chartered stock savings bank validly existing and in good standing under the laws of the State of Ohio. Seller has the requisite power and authority and legal right to own the Assets, to transfer and convey the Assets to Purchaser, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Seller, all requisite action by Seller has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by Purchaser) this Agreement and all agreements executed in connection therewith constitute the valid, legal and binding agreements of Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, liquidation, conservatorship, insolvency, reorganization, receivership or moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(b) No Conflicts. Neither the transfer of the Assets contemplated hereby, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with, results or will result in a material breach of, or constitutes or will constitute a default under any term or provision of the statute under which Seller is organized, any term or provision of Seller’s organizational documents, any material agreement, contract, instrument or indenture to which Seller is a party or which may be applicable to Seller or any of its assets, or any law, rule, regulation, order, supervisory agreement, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, in each case, that materially and adversely affect the ability of Seller to carry out the transactions contemplated by this Agreement.

(c) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The sale of the Assets is not undertaken to hinder, delay or defraud any of Seller’s creditors.

(d) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to Seller’s Knowledge, threatened against Seller that, either in any one instance or in the aggregate (i) would prohibit Seller from entering into this Agreement or seek to prevent the sale of the Assets or the consummation of the transactions contemplated by this Agreement or (ii) would otherwise draw into question the validity of this Agreement or the Assets or of any action taken or to be taken in connection with the obligations of Seller contemplated hereby, or (iii) would be likely to prohibit, impair, or materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

(e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the sale of the Assets as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained or will be obtained prior to the Closing Date.

(f) No Brokers’ Fees. Other than Sandler O’Neill Mortgage Finance L.P., Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Assets.

Section 3.2 Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller, as of the date hereof and the Closing Date that:

(a) Due Organization and Authority. Purchaser is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite power and authority and legal right to own the Assets, to acquire the Assets from Seller, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Purchaser, all requisite action by Purchaser has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by Seller) this Agreement and all agreements executed in connection therewith constitute the valid, legal and binding agreements of Purchaser, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, liquidation, conservatorship, insolvency, reorganization, receivership or moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(b) No Conflicts. Neither the acquisition of the Assets from Seller, nor the execution, delivery or performance of this Agreement by

Purchaser, conflicts or will conflict with, results or will result in a material breach of, or constitutes or will constitute a default under any term or provision of the statute under which Purchaser is organized, any term or provision of Purchaser’s organizational documents, any material agreement, contract, instrument or indenture to which Purchaser is a party or which may be applicable to Purchaser or any of its assets, or any law, rule, regulation, order, supervisory agreement, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Purchaser or its assets, in each case, which materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.

(c) Ability to Perform. Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Purchaser is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.

(d) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to Purchaser’s knowledge, threatened against Purchaser which, either in any one instance or in the aggregate (i) would prohibit Purchaser from entering into this Agreement or seek to prevent the sale of the Assets or the consummation of the transactions contemplated by this Agreement or (ii) would otherwise draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Purchaser contemplated hereby, or (iii) would be likely to prohibit, impair, or materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

(e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or the purchase of the Assets as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained or will be obtained prior to the Closing Date.

Section 3.3 Representations and Warranties affecting Individual Assets

Seller hereby makes, as of the date hereof and as of the initial Closing Date, and solely with respect to any Asset that is the subject of an REO Closing Extension, as of the Closing Date, if any, applicable to such Asset, each of the representations and warranties set forth in Exhibits D-1 and D-2.

Section 3.4 Survival of Representations and Warranties

It is understood and agreed that, subject to the provisions of Section 3.5, the representations and warranties set forth in Article III shall survive the purchase and sale of the Assets and shall inure to the benefit of Purchaser and Seller notwithstanding any inconsistent restrictive or qualified endorsement on any Note or Assignment of Mortgage or any examination or failure to examine any Loan File.

Section 3.5 Indemnification.

(a) Survival. Except as otherwise set forth in this Section 3.5, the representations and warranties of the parties contained in this Agreement and in any certificate or other document delivered in connection herewith shall survive until, and shall terminate on, the date that is six (6) months following the initial Closing Date; provided, however, that (i) with respect to each Section 2.3(k) Property that is purchased by Purchaser hereunder, the representations and warranties contained in Exhibit D-2 shall survive until, and shall terminate on, the date that is six (6) months following the Closing Date applicable to each such Section 2.3(k) Property, and (ii) the representations and warranties of the parties contained in Sections 3.1 and 3.2, and in the paragraphs captioned “Ownership” that are contained in Exhibits D-1 and D-2 (collectively, the “Special Representations”) shall survive indefinitely. Other covenants and agreements of the parties contained in this Agreement or in other documents delivered in connection herewith shall survive until the date explicitly specified herein or therein or, if not so specified, until the latest date permitted by applicable law. Notwithstanding the foregoing, any representation, warranty, covenant or agreement in respect of which indemnification may be sought under this Section 3.5 shall survive the time at which it otherwise would have terminated if, but only if, prior to such termination date, written note of a claimed breach giving rise to indemnification as set forth in this Section 3.5 — which describes the claimed breach in reasonable detail — is given by the party seeking indemnification to the party from whom indemnification is sought.

(b) Indemnification by Seller. Subject to the terms and conditions of this Section 3.5, Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates and Representatives from and against all Damages incurred by such Person (whether or not involving a Third Party Claim) resulting from or arising out of:

(i) any breach of, or inaccuracy in, any representation or warranty of Seller contained in Article III or Exhibits D-1 or D-2 of this Agreement;

(ii) any breach of, or failure to perform, any covenant or agreement of Seller contained in this Agreement;

(iii) any Person possessing the original of any Note or guaranty that is the subject of a lost Note or lost guaranty affidavit executed and delivered by Seller to Purchaser, as contemplated by paragraphs 1 and 2 of Exhibit C of this Agreement; or

(iv) Purchaser is the only party that may make any claim under this Section 3.5(b), whether such claim is on behalf of itself or one of its Affiliates (including Purchaser’s Designee) or Representatives.

(c) Indemnification by Purchaser. Subject to the terms and conditions of this Section 3.5, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates and Representatives from and against all Damages incurred or suffered by such person (whether or not involving a Third Party Claim) resulting from, or arising out of:

(i) any breach of, or inaccuracy in, any representation or warranty of Purchaser contained in Article III of this Agreement;

(ii) any breach of, or failure to perform, any covenant or agreement of Purchaser contained in this Agreement;

(iii) any claim that arises out of or relates to any action, inaction, error, omission, event, or condition in respect of any Asset that occurs after the Closing Date (other than claims that arise out of or relate to Seller’s breach of, or failure to perform, any of its covenants or agreements under Article VI of this Agreement during periods following the Closing Date); or

(iv) Seller is the only party that may make any claim under this Section 3.5(c), whether such claim is on behalf of itself or one of its Affiliates or Representatives.

(d) Limits on Indemnification.

(i) Deductibles for Breaches of Representations and Warranties. (A) Except as set forth in Section 3.5(d)(iii) below, notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify any party pursuant to clause (i) of Section 3.5(b) with respect to any claimed breach or inaccuracy of a representation or warranty unless and until the aggregate amount of Damages incurred or suffered by the indemnified parties for such matters exceeds $100,000, and then, only to the extent of Damages in excess of that amount. (B) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not be required to indemnify any party pursuant to clause (i) of Section 3.5(c) with respect to any claimed breach or inaccuracy of a representation or warranty unless and until the aggregate amount of Damages incurred or suffered by the indemnified parties for such matters exceeds $100,000, and then, only to the extent of Damages in excess of that amount.

(ii) Caps on Liability. (A) Except as set forth in Section 3.5(d)(iii) and Section 3.5(d)(iv) below, notwithstanding anything to the contrary contained in this Agreement, Seller’s aggregate indemnification liability hereunder to Purchaser and its Affiliates (including Purchaser’s Designee) and Representatives, shall in no event exceed an amount equal to the lesser of (1) $5,000,000 and (2) ten percent (10%) of the Purchase Price (adjusted as provided for herein) for all matters. (B) Notwithstanding anything in the contrary contained in this Agreement, Purchaser’s aggregate indemnification liability hereunder to Seller and its Affiliates and Representatives shall in no event exceed an amount equal to the lesser of (1) $5,000,000 and (2) ten percent (10%) of the Purchase Price (adjusted as provided for herein) for all matters.

(iii) Exclusions from Cap and Deductible for Special Representations. Notwithstanding anything in this Agreement to the contrary, the deductibles, caps, and other limits on Seller’s indemnification set forth in Section 3.5(d)(i)(A) and Section 3.5(d)(ii)(A) above shall not apply to any claim resulting from, in connection with, or arising out of any breach or inaccuracy of the Special Representations.

(iv) Modification to Cap for UPB Representations. Notwithstanding anything in this Agreement to the contrary, the limitation on Seller’s indemnity set forth in Section 3.5(d)(ii)(A) above shall not apply to any claim resulting from or arising out of any breach or inaccuracy of the UPB Representations, provided, however, that Seller’s aggregate indemnification liability hereunder to Purchaser and its Affiliates (including Purchaser’s Designee) and Representatives with respect to such claims of breach or inaccuracy of the UPB Representations shall in no event exceed $9,250,000.

(e) Third Party Claim Procedure.

(i) Notice. If Purchaser or Seller receives notice of the assertion of any claim or the commencement of any action by a third party in respect of which it believes it is entitled to seek indemnification hereunder (a “Third Party Claim”), it shall give the indemnifying party prompt notice (a “Claim Notice”) describing in reasonable detail the Third Party Claim and, if ascertainable, the amount in dispute under the Third Party Claim; provided, however, that the failure of Purchaser or Seller to give a Claim Notice shall not relieve the indemnifying party of its obligations to provide indemnification hereunder, except to the extent that the indemnifying party is prejudiced by such failure.

(ii) Defense. In the event of a Third Party Claim, the indemnifying party shall have the right to elect to conduct and control the defense, compromise or settlement of such Third Party Claim, with counsel of its choice that is reasonably acceptable to the indemnified party and at the indemnifying party’s sole cost and expense, if the indemnifying party (i) has acknowledged and agreed in writing that, if the same is adversely determined, the indemnifying party, subject to the limitations set forth in this Agreement, shall provide indemnification to the indemnified party in respect thereof, and (ii) if requested by the party seeking indemnification, has provided evidence, reasonably satisfactory to such party, of the indemnifying party’s financial ability to satisfy its indemnification obligations hereunder in respect of such Third Party Claim; provided, however, that the party seeking indemnification may participate therein through separate counsel chosen by it and at its sole cost and expense.

(iii) Cooperation. From and after delivery of a Claim Notice of a Third Party Claim, the indemnifying party and the party seeking indemnification shall, and shall cause their respective Affiliates and Representatives to, cooperate in connection with the defense or prosecution of such Third Party Claim, including furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the indemnifying party or the party seeking indemnification in connection therewith. In addition, the party controlling the defense of any Third Party Claim shall keep the non-controlling party advised of the status thereof and shall consider in good faith any recommendations made by the non-controlling party with respect thereto.

(iv) Settlement Limitations. Except as set forth below, no Third Party Claim may be settled or compromised (i) by the party seeking indemnification without the prior written consent of the indemnifying party or (ii) by the indemnifying party without the prior written consent of the party seeking indemnification, in each case which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the indemnifying party shall have the right to consent to the entry of a judgment or enter into a settlement with respect to any Third Party Claim without the prior written consent of the party seeking indemnification if the judgment or settlement (i) involves only the payment of money damages (which will be paid in full by the indemnifying party concurrently with the effectiveness thereof) and (ii) includes, as a condition thereof, a complete and irrevocable release of the indemnified party from all liability in respect of such Third Party Claim.

(f) Exclusive Remedy. Except for remedies for injunctive relief, if a Closing Date occurs, the indemnification rights set forth in this Section 3.5 shall be the sole and exclusive remedy for any and all claims arising out of this Agreement, or out of any other document delivered pursuant hereto or in connection herewith.

ARTICLE IV.

CONFIDENTIALITY

Section 4.1 Confidentiality

Seller and Purchaser each hereby agrees to fully comply with all applicable laws, rules and regulations governing the confidentiality of any information acquired from or concerning the Obligors. Seller shall not communicate, divulge or disclose (i) the price paid by Purchaser for any individual Asset or group(s) of less-than-all of the Assets, or (ii) any discount, write-down, write-off, reduction or difference from the unpaid principal balance of any individual Asset or group(s) of less than all of the Assets or Seller’s net book value of any individual Asset or group(s) of less than all of the Assets and the Purchase Price for any individual Asset or group(s) of less than all of the Assets, whether directly or through readily-identifiable similar disclosures (i.e. by disclosing both the Purchase Price and the unpaid principal balance or net book value of any individual Asset or group(s) of less than all of the Assets) in a single or related disclosure(s). The foregoing shall not prohibit Seller from disclosing the aggregate Purchase Price in press releases, registration statement, periodic report or other documents filed with the Securities and Exchange Commission or state securities agency. Seller and Purchaser (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of transactions covered by this Agreement and all materials of any kind (including opinions or other tax analyses but excluding this Agreement) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

ARTICLE V.

CONDITIONS TO CLOSING AND RELATED MATTERS

Section 5.1 Conditions to Obligations of Purchaser.

The obligation of Purchaser under this Agreement to pay the Purchase Price is subject to the satisfaction (or, if applicable, waiver in the sole discretion of Purchaser) on and as of the Closing Date, of each of the following conditions:

(i) Except as otherwise provided in Section 5.3 hereof, all of the covenants and agreements required by this Agreement to be complied with and performed by Seller as of the Closing Date shall have been duly complied with and performed in all material respects; and

(ii) The representations and warranties made by Seller in Section 3.1 and in Exhibits D-1 and D-2 of this Agreement shall have been true and correct in all material respects as of the effective date of this Agreement, and shall be true and correct in all material respects as of the Closing Date.

Section 5.2 Conditions to Obligations of Seller.

The obligations of Seller under this Agreement to sell and transfer the Assets to Purchaser and to Purchaser’s Designee are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Seller) on and as of the Closing Date, of each of the following conditions:

(i) Purchaser shall have made each of the deliveries specified in Section 5.4;

(ii) All of the other covenants and agreements required by this Agreement to be complied with and performed by Purchaser as of the Closing Date shall have been duly complied with and performed in all material respects; and

(iii) The representations and warranties made by Purchaser in Section 3.2 of this Agreement shall have been true and correct in all material respects as of the effective date of this Agreement, and shall be true and correct in all material respects as of the Closing Date.

Section 5.3 Seller’s Closing Date Deliveries.

On the Closing Date, following its receipt of the Purchase Price, Seller shall (a) mail the Closing Delivery Documents in accordance with the requirements of Section 2.2 hereof, and (b) make the servicing transfers called for in clause (ii) of Section 6.2(a) hereof.

Section 5.4 Purchaser’s Closing Date Deliveries.

On the Closing Date, Purchaser shall deliver to Seller (a) properly executed counterparts of each of the Loan Transfer Documents and each of the REO Transfer Documents, if any, that require the counter-signature of Purchaser or of Purchaser’s Designee, and (b) the Purchase Price by wire transfer of immediately available funds, as called for in Section 2.1(c) hereof.

ARTICLE VI.

SERVICING; TRANSFER OF SERVICING

Section 6.1 Servicing of the Assets.

(a) Seller designates its employees identified on Exhibit P as the individuals who will be the point persons for the transition of the Assets, and such employees will have the appropriate authority, resources and available time to assist and facilitate the Closing and servicing process and transition with Purchaser. Seller will provide Representatives of Purchaser and of Purchaser’s Designee with temporary offices at Seller’s Youngstown location during the period commencing on the date of this Agreement and continuing through the Servicing Transfer Date, and with reasonable access during normal business hours to Seller’s employees engaged in servicing the Assets and the Loan Files. Seller will commit appropriate Representatives to a regular schedule of meetings and/or phone calls with Purchaser’s Representatives relating to (i) reviews of the Assets (ii) the Closing and servicing transfer process and (iii) any proposed modifications to or actions in respect of any of the Assets.

(b) Subject to any relevant limitations imposed by the terms and conditions of Section 6.2, during the period from the effective date of this Agreement until the (i) the Servicing Transfer Date with respect to the Serviced Loans, and (ii) the Closing Date with respect to the other Assets, Seller shall have full power and authority, acting alone, to do any and all things in connection with the servicing and administration of such Asset that Seller deems necessary or desirable, consistent with Accepted Servicing Practices; provided, however, that Seller shall not (and shall cause its Affiliates and Representatives to not), without the prior written consent of Purchaser in its sole discretion (A) modify or commit to modify any Loan (including, without limitation, a release of any collateral or any party from liability on or with respect to any such Loan), (B) forgive or commit to forgive principal in respect of any Loan, (C) accept or commit to accept a deed-in-lieu of foreclosure in respect of any Loan, (D) conduct or commit to conduct any short sale in respect of any Mortgaged Property that secures a Loan, (E) commence, take material steps in furtherance of, or complete any foreclosure action in respect of any Loan or commence, take material steps in furtherance of, or complete any involuntary bankruptcy proceeding against any Obligor — even though such conduct on the part of Seller may not constitute Accepted Servicing Practices, (F) settle or compromise or commit to settle or compromise any condemnation or insurance claim or proceeding in respect of any Loan or REO Property, (G) settle or compromise or commit to settle or compromise any existing litigation or other proceedings in respect of any Loan, or (H) sell or commit to sell any Asset.

Section 6.2 Transfer of Servicing.

(a) Seller shall transfer to Purchaser or to Purchaser’s Designee (or their respective servicers), as applicable, (i) the servicing of each of the Serviced Loans on the Servicing Transfer Date, and (ii) the servicing of each REO Property, and of each Loan that is not a Serviced Loan, on the Closing Date applicable to each such Loan and REO Property. Seller acknowledges that Purchaser and Purchaser’s Designee each has its own servicer for the Loans and REO Properties that it will be acquiring, and that as such, the transfer of servicing will need to be bifurcated between those two servicers.

(b) On the Servicing Transfer Date, except as otherwise provided in Section 6.2(c)(vii), Seller also shall remit to Purchaser or to Purchaser’s Designee, as applicable, by wire transfer of immediately available funds, to such account as is designated by Purchaser in writing, any amounts received by Seller with respect to any Asset on or following the Closing Date (including, without limitation, any payments of interest, principal (including prepayments), penalties, premium, recovery, escrowed amounts or the like). In addition, on or before a mutually agreed upon date following the Closing Date, Seller also shall provide to Purchaser, in electronic formats mutually agreed upon by Seller and Purchaser, remittance and servicing reports with respect to pre-Closing Date collections and other servicing activities relating to the Loans and REO Properties.

(c) In connection with the transfer of servicing, the following shall apply:

(i) Notice to Obligors. As soon as practicable following the initial Closing Date and in any event within three (3) Business Days after the initial Closing Date, Seller shall mail to the primary Obligor of each Loan a letter (a “Loan Transfer Letter”) advising such Obligor of the transfer of the ownership and servicing of the Loan to Purchaser or to Purchaser’s Designee (or their respective servicers). With respect to the primary Obligor of each Serviced Loan, the Loan Transfer Letter shall be in substantially the form attached hereto as Exhibit J, and with respect to the primary Obligor of each Loan that is not a Serviced Loan, the Loan Transfer Letter shall be in substantially the form attached hereto as Exhibit K. In addition, Seller shall mail to the primary Obligor of each Loan that is identified on the Asset Schedule as either a “45-HELOC” or a “51-Consumer,” contemporaneously with the mailing of the Loan Transfer Letter, a letter requesting that, by virtue of the transfer of the Loan to Purchaser or to Purchaser’s Designee, such Obligor (A) inform its insurance companies or insurance agents of such Loan transfer, and (B) direct such companies or agents to change the loss payee mortgage endorsement clause to, as applicable, Purchaser’s or to Purchaser’s Designee’s name. On or before the Servicing Transfer Date, Seller shall provide Purchaser with copies of all such letters that have been mailed to Obligors.

(ii) Notice to Insurance Companies. Seller shall inform, in writing, all hazard, flood, earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to any REO Property or any Loan (other than one that is identified on the Asset Schedule as either a “45-HELOC or a “51-Consumer”) of the transfer of such Loan or REO Property and, where appropriate, request a change in the loss payee mortgage endorsement clause to Purchaser’s or to Purchaser’s Designee’s name. With respect to each Loan and REO Property, Seller shall provide a copy of such writing to Purchaser or to Purchaser’s Designee, as applicable, as soon as possible after the date on which the servicing of such Loan or REO Property has been transferred. With respect to each Loan that is covered by a force placed insurance policy, Seller shall provide to Purchaser at least seven (7) Business Days prior to the Closing a list of all such Loans and information required to replace such insurance, and Seller shall cause such insurance to be canceled as of the date on which the servicing of such Loan is transferred to Purchaser or to Purchaser’s Designee if Seller has complied with the foregoing notice requirements to Purchaser.

(iii) Delivery of Servicing Records. On or before a mutually agreed upon date following the Servicing Transfer Date, Seller shall deliver to Purchaser, with respect to the Serviced Loans, an updated information report, in an electronic format mutually agreed upon by Seller and Purchaser, that reflects the status of payments, balances and other pertinent information on the Serviced Loans as of the Servicing Transfer Date (such information shall include comprehensive tax and insurance information for each Serviced Loan, identifying payee, payee address, next payment Due Date, next amount payable, policy number/parcel number, and such other data fields as Seller and Purchaser shall mutually agree upon). Seller shall also deliver to Purchaser, on or before a mutually agreed upon date preceding the Servicing Transfer Date, preliminary records that shall (A) include all computer files maintained by Seller with respect to the Serviced Loans, (B) include electronic trial balance reports and schedules if requested by Purchaser, and (C) be in a format and storage medium mutually agreed upon by Seller and Purchaser.

(iv) Escrow Payments. Within three (3) Business Days following the Servicing Transfer Date, Seller shall provide Purchaser with an accounting statement, in an electronic format mutually agreed upon by Seller and Purchaser, of Escrow Balances, Escrow Payments, suspense balances and other payments, for taxes, governmental assessments, insurance premiums, security deposits, water, sewer and municipal charges sufficient to enable Purchaser to reconcile the amounts of such payments with the accounts of the related Serviced Loans. Additionally, Seller shall wire transfer to Purchaser the amount of any agency, trustee or prepaid Loan payments and all other similar amounts held by Seller on the Servicing Transfer Date and, if Seller receives such amounts after the Servicing Transfer Date, within three (3) Business Days of Seller’s receipt of such amounts.

(v) Servicing Advances. From the effective date of this Agreement until the date on which servicing of a Loan or REO Property is transferred by Seller to Purchaser or Purchaser’s Designee (or their respective servicers), Seller shall make, with respect to each Loan and REO Property, Servicing Advances in accordance with Accepted Servicing Practices; provided, however, that Purchaser shall not be obligated to reimburse Seller, and Seller shall not be obligated to make, any Servicing Advance in excess of $1,000 (other than for attorney or receivership fees, property taxes, forced place insurance and emergency items) without the prior written consent of Purchaser, which shall be deemed to have been granted if Purchaser shall not have replied to Seller’s request to make the Servicing Advance within ten (10) Business Days of the request by Seller. Notwithstanding the forgoing proviso, Seller shall advance, and Purchaser shall be obligated to reimburse Seller for, any Servicing Advances to the extent that they related to the payment of attorney or receivership fees, taxes, assessments, any insurance premiums relating to any Mortgaged Property or REO Property, or amounts required for the preservation and protection of any Mortgaged Property or REO Property in the event of any emergency if it is not reasonably practical to obtain Purchaser’s consent prior to making such preservation/protective advances.

(vi) Documentation of Expenses. On the Servicing Transfer Date, Seller shall provide Purchaser or Purchaser’s Designee (or their respective servicers), with copies of all receipts, invoices and bills pertaining to foreclosure expenses, attorney’s fees, bankruptcy fees and other Servicing Advances paid by Seller during the period from the Cut-off Date through the Servicing Transfer Date. Purchaser shall reimburse Seller for such Servicing Advances, in accordance with Section 6.2(c)(v), within ten (10) Business Days of receipt of the documentation related to such Servicing Advances.

(vii) Payments Received Prior to the Servicing Transfer Date. Prior to the Servicing Transfer Date, Seller shall cause all payments received by Seller during the Interim Servicing Period in respect (x) of Serviced Loans to be properly applied to the account of the appropriate Obligor, and (y) of any other Loan to be paid to Purchaser on the Servicing Transfer Date. Any unapplied funds and suspense payments shall be wire transferred to Purchaser on the Servicing Transfer Date and shall be applied by Purchaser as deemed appropriate in Purchaser’s sole discretion.

(viii) Payments Received after the Servicing Transfer Date. The amount of any Monthly Payments received by Seller after the Servicing Transfer Date shall promptly be forwarded to Purchaser or to Purchaser’s Designee with appropriate endorsement where required. Seller shall notify Purchaser or Purchaser’s Designee of the particulars of the payment, which notification requirement shall be satisfied if Seller forwards with its payment sufficient information to permit appropriate processing of the payment by Purchaser or Purchaser’s Designee.

(ix) Insurance Premiums. Seller shall pay all Servicing Advances in respect of private mortgage insurance premiums and all hazard, flood, earthquake and other insurance premiums for insurance covering any of the Assets for which bills have been received by Seller prior to the date on which servicing of such Asset is transferred by Seller to Purchaser or Purchaser’s Designee (or their respective servicers), and Seller shall be reimbursed for any such Servicing Advances for insurance premiums in accordance with the procedures set forth in Section 6.2(c)(vi). Seller shall send to Purchaser any such bills that are received by Seller on or after the date on which servicing of the Asset in question is transferred by Seller to Purchaser.

(x) Real Estate Taxes. Seller acknowledges its representations and warranties that are contained in Exhibits D-1 and D-2 in paragraphs captioned “Real Estate Taxes.” Real estate taxes paid by Seller (other than from an Escrow Balance) on or prior to the Closing Date with respect to periods that extend beyond the Closing Date shall be prorated and adjusted as of the Closing Date.

(xi) Delivery of Other Information. No later than ten (10) Business Days after the Servicing Transfer Date, Seller shall deliver to Purchaser or Purchaser’s Designee, as applicable, copies of all cut-off or accounting reports relating to the Serviced Loans as of the Servicing Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, Escrow Payments, Escrow Balances, partial payments, partial payment balances and other like information on the Serviced Loans. Seller shall deliver to Purchaser any correspondence relating to an Asset that Seller receives after the date on which it transfers the servicing of that Asset to Purchaser, such as tax bills, insurance bills, borrower letters and the like. All such correspondence shall be forwarded to Purchaser within five (5) Business Days of the day on which Seller receives it via (A) overnight courier until thirty (30) days after the Servicing Transfer Date, and (B) regular mail thereafter.

(xii) Misapplied Payments. Misapplied payments shall be processed as follows:

(A) All parties shall cooperate in correcting misapplication errors;

(B) The party receiving notice of a misapplied payment occurring prior to the Servicing Transfer Date and discovered after the Servicing Transfer Date shall immediately notify the other party;

(C) If a misapplied payment that occurred after the Cut-off Date but prior to the Servicing Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a custodial account or Escrow Balance, Seller shall be liable for the amount of such shortage. Seller shall reimburse Purchaser for the amount of such shortage within ten (10) Business Days after receipt of written demand therefor from Purchaser;

(D) If a misapplied payment that occurred prior to the Servicing Transfer Date has created an incorrect Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party disadvantaged by the incorrect payment application within ten (10) Business Days after notice therefor by the other party; and

(E) Any check issued hereunder shall be accompanied by a statement indicating the Seller and/or Purchaser Asset identification number and an explanation of the allocation of any such payments.

(xiii) IRS Forms. Seller shall file all IRS forms 1099, 1099A, and 1098 that are required to be filed for the period from January 1, 2012 through the Closing Date, and Purchaser shall cause all such filings to be made for subsequent periods. Seller and Purchaser each shall provide copies of such forms to the other upon request. Seller shall mail year-end statements reporting interest income and interest expense to the Obligors for the period from January 1, 2012 through the dates on which the transfer of servicing occurs with respect to the various Loans, and Purchaser shall cause year-end statements reporting interest income and interest expense to be mailed to the Obligors for subsequent periods.

(xiv) Loans in Litigation. On or prior to the Servicing Transfer Date, Purchaser, at its cost, shall deliver to Seller for Seller’s execution any and all documents necessary to substitute Purchaser for Seller in any then-pending litigation, bankruptcy, receivership, foreclosure, or arbitration proceeding (A) involving any of the Loans or REO Property and in which Seller is a party, and (B) concerning which (1) the Loan File contains one or more pleadings or other court filings that identify the forum in which the matter is pending, or other materials that describe the proceeding in reasonable detail, or (2) Seller provided to Purchaser, during the period between the Cut-off Date and the Closing Date, a written notice that identified the forum in which the matter is pending and otherwise described the proceeding in reasonable detail (collectively, the “Pending Actions”). Such documents (the “Substitution Documents”) shall be reasonably satisfactory to Seller. Within five (5) Business Days following its receipt thereof, Seller shall execute the Substitution Documents and return them to Purchaser. Seller agrees to reasonably cooperate with Purchaser, at Purchaser’s expense, in connections with Purchaser’s filing of the Substitution Documents. Seller acknowledges and agrees that Purchaser, in its sole discretion, may retain Seller’s existing legal counsel in connection with any one or more of the Pending Actions, provided, that neither Seller nor Purchaser shall retain or continue to engage any such counsel with respect to any Pending Action if it involves a conflict of interest between Seller and Purchaser — and any engagement letter or conflicts waiver entered into with such counsel after the Closing Date shall so provide. In addition, with respect to bankruptcy proofs of claim, if any, that have been filed by Seller in any of the Pending Actions, if Purchaser so requests, Seller shall execute and deliver to Purchaser such assignments of such claims as Purchaser shall prepare and submit to Seller in forms that are reasonably acceptable to Seller.

(xv) Notices to Attorneys. Within three (3) Business Days following the Closing Date, Seller shall mail to each of its attorneys in the Pending Actions a letter advising such attorney that Seller has sold the relevant Loans or REO Property to Purchaser on the Closing Date. Seller shall provide Purchaser with copies of such letters no later than the Servicing Transfer Date.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment

This Agreement may be amended from time to time by Seller and Purchaser solely by written agreement signed by Seller and Purchaser.

Section 7.2 Governing Law; Jurisdiction

(a) This Agreement and the interpretation and enforcement thereof shall be governed in accordance with the laws of the State of Ohio applicable to contracts made and performed within the State of Ohio but without regard to principles of conflicts of laws.

(b) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of and agrees that venue shall be proper in any state or federal court located in the State of Ohio, and any appellate court thereof, in any action or proceeding arising out of or relating to or connected with this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such courts. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the above-identified courts. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.3 General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) reference to any term defined herein in the singular shall include the plural and reference to any term defined herein in the plural shall include the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(d) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(e) the term “include” or “including” shall mean without limitation.

Section 7.4 Reproduction of Documents

This Agreement and all documents relating hereto, including (i) consents, waivers, and modifications which may hereafter be executed and (ii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any electronic, digital, photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.5 Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, sent by electronic mail to the e-mail addresses below, mailed by registered mail, postage prepaid or delivered by a nationally recognized overnight courier, to:

(a) in the case of Seller:

The Home Savings and Loan Company of Youngstown, Ohio

275 West Federal Street

Youngstown, Ohio 44503

Attention: Jude J. Nohra, Senior Vice President, General Counsel & Secretary

E-mail: jnohra@homesavings.com

With a copy to:

Vorys, Sater, Seymour and Pease, LLP

Suite 3500, Great American Tour

301 East Fourth Street

Cincinnati, OH 45202

Attention: Kimberly J. Schaefer, Esq.

E-mail: kjschaefer@vorys.com

or to such other address as hereafter may be specified by Seller to Purchaser in accordance with the provisions of this Section 7.5.

(b) in the case of Purchaser or Purchaser’s Designee:

Navy Portfolio, LLC

c/o Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attn: Mark Jacobs

E-mail: mjacobs@oaktreecapital.com

With copies to:

Sabal Financial Group, L.P.

4675 MacArthur Court

Suite 1550

Newport Beach, CA 92660

Attn: Pat Jackson

Attn: Mark Foster, Esq.

E-mail: pat.jackson@sabalfin.com

E-mail: mark.foster@sabalfin.com

and

Paul Hastings LLP

515 South Flower Street, 25th Floor

Los Angeles, CA 90071

Attn: Robert M. Keane, Jr., Esq.

E-mail: robertkeane@paulhastings.com

or to such other address as hereafter may be specified by Purchaser to Seller in accordance with the provisions of this Section 7.5.

Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means if the parties to this Agreement agree to such alternative means in writing.

Section 7.6 Severability of Provisions

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 7.7 Exhibits

The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 7.8 Counterparts

This Agreement and each of the relevant Loan Transfer Documents and REO Transfer Documents may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 7.9 Successors and Assigns

This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and their respective successors and permitted assigns. This Agreement shall not be assigned, pledged or hypothecated by Purchaser or by Seller without the prior written consent of other party. With Seller’s consent, as evidenced by this writing, Purchaser has designated Purchaser’s Designee to (i) take title to the Loans and the REO Properties (and the Loan Documents, Loan Files, and Servicing Rights related thereto) specified in Exhibit N-2, and (ii) be a party to the applicable Loan Transfer Documents and REO Transfer Documents. Seller has agreed to cooperate with Purchaser in that regard. Such designation by Purchaser does not and will not relieve Purchaser of any of its duties, obligations, or liabilities hereunder.

Section 7.10 Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.11 Other Agreements Superseded; Entire Agreement

This Agreement, together with any Assignment and Conveyance, Loan Transfer Documents and REO Transfer Documents delivered or entered into pursuant hereto, supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement, together with any Assignment and Conveyance, Loan Transfer Documents and REO Transfer Documents delivered or entered into pursuant hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof,

Section 7.12 Intention of the Parties

It is the intention of the parties that Purchaser is purchasing, and Seller is selling assets and not a debt instrument or other security of Seller. Accordingly, the parties hereto each intend to treat the transaction hereunder for federal income tax purposes as a sale by Seller, and a purchase by Purchaser, of assets. It is not the intention of the parties that such conveyance be deemed a pledge of assets by Seller or Purchaser or any assignee of Purchaser to secure a debt or other obligation of Seller.

Section 7.13 Costs

Except as otherwise specifically provided herein, each party will pay all costs, fees, and expenses (including the fees of its attorneys) incurred by it in connection with the negotiations for, documenting of, and closing of the transactions contemplated by this Agreement. Seller is solely responsible for any payments (whether commission, reimbursement or otherwise) to Sandler O’Neill Mortgage Finance L.P. or any other broker, investment banker, agent or other Person engaged by or on behalf of Seller that may be entitled to any commission or compensation in connection with the sale of the Assets.

Seller shall be responsible for preparing, and for the cost of preparing, each Assignment and Conveyance, each of the Loan Transfer Documents and each of the REO Transfer Documents that are to be mailed/delivered by Seller on the Closing Date pursuant to the first paragraph of Section 2.2. In that regard, Seller and Purchaser acknowledge that Seller will be preparing each of such Loan Transfer Documents on forms (i.e., Exhibits B-2, B-3 and B-4) that were provided by Purchaser and, accordingly, Seller and Purchaser agree that if, post-Closing, Purchaser concludes that any such Loan Transfer Documents need to be revised in order to satisfy applicable recordation requirements, Purchaser shall be responsible for preparing, and for the cost of preparing, any such revised documents. Purchaser shall be responsible for the costs of recordation and filing of all documents referenced in this paragraph.

Section 7.14 Waiver of Jury Trial

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 7.15 Waivers

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 7.16 Survival of the Agreement

This Agreement includes provisions which the parties hereto intend will remain in effect after the Closing of the transactions contemplated by this Agreement. Accordingly, except as otherwise provided herein, this Agreement shall survive and remain in effect after the Closing Date.

Section 7.17 Further Assurances

Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement.

Section 7.18 Transfers to Purchaser’s Designee

Asset transfers made by Seller to Purchaser’s Designee hereunder shall be limited to the Assets specified in Exhibit N-2.

[Signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed to this Asset Purchase and Interim Servicing Agreement by their duly authorized respective officers effective as of the day and year first above written.

THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO (Seller)

By:	/s/ Jude J. Nohra
Name:	Jude J. Nohra
Title:	Senior Vice President, General Counsel & Secretary

NAVY PORTFOLIO, LLC, a Delaware limited liability company

	By:	Navy Loan Grand Avenue Partners, LLC, a Delaware limited liability company, its Managing Member

		By:	Oaktree Fund GP I, L.P.,
Its Managing Member

		By:	/s/ Brian Lalbow
		Name:	Brian Lalbow
		Title:	Authorized Signatory

		By:	/s/ Lisa Arakaki
		Name:	Lisa Arakaki
		Title:	Authorized Signatory

EXHIBITS/SCHEDULES

Exhibit A	INFORMATION FIELDS TO BE INCLUDED ON THE ASSET SCHEDULE

Exhibit B-1	ASSIGNMENT AND CONVEYANCE FORM

Exhibit B-2	ASSIGNMENT OF MORTGAGE FORM

Exhibit B-3	FORM OF ALLONGE

Exhibit B-4	ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS FORM

Exhibit C	CERTAIN CONTENTS OF LOAN FILE/FORM OF LOST NOTE AFFIDAVIT

Exhibit D-1	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO RESIDENTIAL MORTGAGE LOANS

Exhibit D-2	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ASSETS OTHER THAN RESIDENTIAL MORTGAGE LOANS

Exhibit E	EXCEPTION SCHEDULE*

Exhibit F	IDENTIFICATION OF EXHIBIT F OBLIGORS*

Exhibit G	DATA TAPE FIELDS

Exhibit H	REO PROPERTY*

Exhibit I	SERVICED LOANS*

Exhibit J	FORM OF LOAN TRANSFER LETTER (SERVICED LOANS)

Exhibit K	FORM OF LOAN TRANSFER LETTER (NON-SERVICED LOANS)

Exhibit L	[Intentionally omitted]

Exhibit M	CLOSING DELIVERY DOCUMENTS

Exhibit N-1	LOANS AND REO PROPERTIES TO BE TRANSFERRED TO PURCHASER*

Exhibit N-2	LOANS AND REO PROPERTIES TO BE TRANSFERRED TO PURCHASER’S* DESIGNEE

Exhibit O	LOAN LEVEL PRICING*

Exhibit P	SELLER’S SECTION 6.1(a) DESIGNATED EMPLOYEES*

Schedule I	ASSET SCHEDULE*

Schedule II	CURRENT LOAN SCHEDULE*

*	Omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. United Community Financial Corp. hereby undertakes to furnish a copy upon request by the SEC.

A-1

EXHIBIT A

INFORMATION FIELDS TO BE INCLUDED

ON THE ASSET SCHEDULE

(1)	Seller’s Asset identifying number;

(2)	the identity of primary borrower;

(3)	indication of Asset type (i.e. acquisition, development and construction loan; commercial real estate loan, residential loan; REO asset, etc.);

(4)	the relationship name;

(5)	the Cut-off Date Principal Balance; and

(6)	the “paid to” date.

A-1

EXHIBIT B-1

ASSIGNMENT AND CONVEYANCE

This Assignment and Conveyance (the “Assignment and Conveyance”) is dated September [    ], 2012 and is made by THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO (“Seller”) pursuant to the terms and conditions of that certain Asset Purchase and Interim Servicing Agreement, dated as of September 19, 2012, by and between Seller and NAVY PORTFOLIO, LLC, a Delaware limited liability company (“Purchaser”) (the “Agreement”). The provisions of the Agreement are incorporated herein by this reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

For good and valuable consideration, as set forth in the Agreement, Seller hereby sells, transfers and assigns to [Purchaser] [Purchaser’s Designee], in accordance with the terms of the Agreement, all of Seller’s right, title and interest in and to (i) the Loans identified on Schedule I attached hereto, (ii) the Loan Documents and Loan Files relating to such Loans, and (iii) subject to the provisions of Article VI of the Agreement, the Servicing Rights relating to such Loans.

TO WITNESS THIS, Seller has caused this Assignment and Conveyance to be executed by its duly authorized representative as of the date first written above.

THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO (Seller)

By:
Name:
Title:

B-1-1

SCHEDULE I TO ASSIGNMENT AND CONVEYANCE

[Identify each Loan being transferred.]

B-1-2

EXHIBIT B-2

Form of

ASSIGNMENT OF MORTGAGE AND OTHER LOAN DOCUMENTS

UPON RECORDATION RETURN TO:

[IF PURCHASER IS ASSIGNEE:

ANDERSON, McCOY & ORTA, P.C.

100 North Broadway, Suite 2600

Oklahoma City, Oklahoma 73102

Telephone: 888-236-0007]

[IF PURCHASER’S DESIGNEE IS ASSIGNEE:

CARRINGTON MORTGAGE SERVICES, LLC

1610 E. St. Andrew Pl.

Santa Ana, CA 92705]

                     County, Ohio

ASSIGNMENT OF MORTGAGE AND OTHER LOAN DOCUMENTS

KNOW ALL MEN BY THESE PRESENTS:

THAT, THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO, having an address of 275 West Federal Street, Youngstown, Ohio 44503 (hereinafter referred to as “Assignor”), for value received, does by these presents, grant, sell, transfer, assign, convey and set over to [INSERT NAME OF PURCHASER or PURCHASER’S DESIGNEE, as applicable], its successors and assigns (hereinafter referred to as “Assignee”) having an address of [if Assignee is Purchaser: c/o Sabal Financial Group, L.P., 4675 MacArthur Court, Suite 1550, Newport Beach, CA 92660] [if Assignee is Purchaser’s Designee: c/o Carrington Mortgage Services, LLC, as servicing agent, 1610 E. St. Andrew Pl., Santa Ana, CA 92705], all of Assignor’s right, title and interest in and to that certain loan dated                     , in the stated original principal amount of $            , executed by [INSERT NAME OF BORROWER] to [INSERT NAME OF ORIGINAL LENDER] (the “Loan”), including without limitation all of Assignor’s right, title and interest in any guaranties, indemnities, security agreements, loan participation interests, claims, letters of credit, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to, or with respect to, the Loan, together with that certain:

AMO No:
Loan Name:
Loan No:

B-2-1

Mortgage dated                     , executed by                     , to             , recorded on                     , as Instrument Number     , in Book     , Page     , in the Recorder’s Office of                      County, State of                     , (the “Recorder’s Office”), as the same may have been assigned, amended, supplemented, restated or modified (the “Mortgage”);

The Mortgage covers the following described property:

SEE ATTACHED EXHIBIT A

TO HAVE AND TO HOLD the same unto the Assignee and to the successors, legal representatives and assigns of the Assignee forever.

THIS ASSIGNMENT IS MADE WITHOUT RECOURSE, AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR BY OPERATION OF LAW, OF ANY KIND AND NATURE WHATSOEVER, BY ASSIGNOR.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of September [    ] 2012.

Assignor:

THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

By:
Print Name:
Its:

AMO No:
Loan Name:
Loan No:

B-2-2

State of Ohio                                 )

                                                         )           SS

County of Mahoning                  )

The foregoing instrument was acknowledged before me this              day of September, 2012 by              the              of The Home Savings and Loan Company of Youngstown, Ohio, an Ohio chartered stock savings bank, on behalf of the bank.

Print Name:
Notary Public

This instrument was prepared by                      of The Home Savings and Loan Company of Youngstown, Ohio.

(Address)

AMO No:
Loan Name:
Loan No:

B-2-3

EXHIBIT A

LEGAL DESCRIPTION

[ATTACHED]

B-2-4

EXHIBIT B-3

Form of

ALLONGE

This Allonge endorsement is to be attached to and made an integral part of that certain                      Note dated                     , in the stated original principal amount of                      and     /100 Dollars ($        ), executed by [INSERT BORROWER], in favor of [INSERT NAME OF LENDER].

Pay to the order of [INSERT NAME OF PURCHASER or PURCHASER’S DESIGNEE, as applicable], without recourse, representation or warranty.

Dated effective as of September     , 2012.

THE HOME SAVINGS AND LOAN
COMPANY OF YOUNGSTOWN, OHIO, an Ohio chartered stock savings bank

By:
Name:
Title:

B-3

EXHIBIT B-4

Form of

ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

UPON RECORDATION RETURN TO:

[IF PURCHASER IS ASSIGNEE:

ANDERSON, McCOY & ORTA, P.C.

100 North Broadway, Suite 2600

Oklahoma City, Oklahoma 73102

Telephone: 888-236-0007]

[IF PURCHASER’S DESIGNEE IS ASSIGNEE:

CARRINGTON MORTGAGE SERVICES, LLC

1610 E. St. Andrew Pl.

Santa Ana, CA 92705]

                     County, Ohio

ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

KNOW ALL MEN BY THESE PRESENTS:

THAT, THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO, having an address of 275 West Federal Street, Youngstown, Ohio 44503 (hereinafter referred to as “Assignor”), for value received, does by these presents, grant, sell, transfer, assign, convey and set over to [INSERT NAME OF PURCHASER or PURCHASER’S DESIGNEE, as applicable], its successors and assigns (hereinafter referred to as “Assignee”) having an address of [if Assignee is Purchaser: c/o Sabal Financial Group, L.P., 4675 MacArthur Court, Suite 1550, Newport Beach, CA 92660] [if Assignee is Purchaser’s Designee: c/o Carrington Mortgage Services, LLC, as servicing agent, 1610 E. St. Andrew Pl., Santa Ana, CA 92705], all of Assignor’s right, title and interest in and to that certain:

Assignment of Leases and Rents dated                      (the “Assignment of Rents”), made by                     , in favor of                     , recorded on                     , as Instrument Number     , in Book     , Page     , in the Recorder’s Office of                      County, State of                      (the “Recorder’s Office”).

The Assignment of Rents covers the following described property:

AMO No:
Loan Name:
Loan No:

B-4-2

SEE ATTACHED EXHIBIT A

TO HAVE AND TO HOLD the same unto the Assignee and to the successors, legal representatives and assigns of the Assignee forever.

THIS ASSIGNMENT IS MADE WITHOUT RECOURSE, AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR BY OPERATION OF LAW, OF ANY KIND AND NATURE WHATSOEVER, BY ASSIGNOR

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of September [    ] 2012.

Assignor:

THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

By:
Print Name:
Its:

AMO No:
Loan Name:
Loan No:

B-4-3

State of Ohio                                    )

                                                            )          SS

County of Mahoning                     )

The foregoing instrument was acknowledged before me this      day of September, 2012 by                      the                      of The Home Savings and Loan Company of Youngstown, Ohio, an Ohio chartered stock savings bank, on behalf of the bank.

Print Name:
Notary Public

This instrument was prepared by                      of The Home Savings and Loan Company of Youngstown, Ohio.

(Address)

AMO No:
Loan Name:
Loan No:

B-4-4

EXHIBIT A

LEGAL DESCRIPTION

[ATTACHED]

B-4-5

EXHIBIT C

CERTAIN CONTENTS OF LOAN FILE/FORM OF LOST NOTE AFFIDAVIT

With respect to each Loan, the Loan File shall include each of the following items and all amendments thereto:

1.	The original Note (including any riders thereto), bearing all intervening endorsements, or in lieu thereof a lost note affidavit in substantially the form set forth below in this Exhibit C, with a copy of the lost Note attached thereto.

2.	The original of each guaranty, if any, executed in connection with the Loan, or in lieu thereof a lost guaranty affidavit in substantially the form set forth below in this Exhibit C, with a copy of the lost guaranty attached thereto.

3.	With respect to any Loan that is secured by real property, either: (i) the original recorded Mortgage, including all riders thereto, with recording information thereon, together with a certified true copy of the original power-of-attorney showing the recording information thereon if the Mortgage was executed by an attorney-in-fact; (ii) a certified true copy of the Mortgage, including all riders thereto, and of the power-of-attorney (if applicable) the originals of which have been transmitted for recording, until such time as the originals are returned by the public recording office, or (iii) a copy of the Mortgage, including all riders thereto, certified by the public recording office in those instances where the public recording office retains the original or the original is lost.

4.	True and correct copies of any and all prior assignments of each Mortgage, in each case, containing evidence of recording thereon showing Seller as mortgagee or the complete recorded chain of assignment of such Mortgage from origination to Seller; provided, however, that certain recording information may not be available if, as of the Closing Date, Seller has not received the related recorded Mortgage from the recorder’s office.

5.	The original of any letter of credit received as collateral in connection with the Loan, if any.

6.	The original of any security agreement currently in effect (other than a Mortgage) executed in connection with the operative Note and all amendments, modification, supplements and extensions thereof, with all intervening assignments, if any.

7.	The original of any credit agreement or loan agreement currently in effect executed in connection with the operative Note, with all intervening assignments.

8.	Any collateral agreement, stock power or control agreement, duly executed.

9.	To the extent such documents exist, and if applicable, property and casualty insurance policies and declarations, builder’s risk insurance policies, liability insurance policies or additional insured endorsements, earthquake insurance policies, flood insurance policies, pollution legal liability or other environmental insurance policies and loan or mortgagee title insurance policies.

10.	With respect to any Loan that is secured by real property, to the extent the same exists, the original or a copy of (i) an attorney’s opinion of title and abstract of title, (ii) a title guaranty, or (iii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance insuring Seller, its successors and assigns, as to the relative priority of the lien of the Mortgage in the original principal amount of the Loan.

11.	An original or copy of any assignment of leases, rents and profits, if any, in form suitable for recording or filing in the applicable jurisdictions, and all intervening assignments thereof, in forms suitable for recording or filing in the applicable jurisdictions, from the Seller to the Purchaser, with evidence of the delivery thereof for recording, if any.

12.	Copies of the UCC financing statements, if any, covering any right, interest, document, instrument or property given as security for or in guaranty of the Loan.

13.	A copy of each survey, if any, with respect to the Mortgaged Property referred to in the applicable title insurance policy.

14.	A copy of each original engineer’s report, if any, with respect to the improvements on the applicable Mortgaged Property.

15.	A copy of each original environmental report, if any, with respect to the applicable Mortgaged Property.

16.	A copy of the most recent appraisal with respect to the applicable Mortgaged Property.

17.	A complete loan payment history for the operative Note evidencing such Loan.

18.	A copy of any forbearance or standstill agreements.

19.	With respect to any Loan that is secured by one- to four-family residential real estate and is not identified on the Asset Schedule as “45-HELOC” or “53-Commercial,” (i) the final and executed settlement statement, and (ii) all final and executed (to the extent execution is required) notices, disclosure statements and similar items required in connection with the origination of a residential mortgage loan pursuant to federal, state and/or local law, rule and/or regulation.

20.	The credit documentation relating to the origination of such Loan.

With	respect to each REO Property, the Loan File shall include each of the following items:

21.	Copy of the trustee’s deed, sheriff’s deed or referee’s deed (or equivalent document), with evidence of recording thereon, evidencing the ownership of the related REO Property by Seller (Seller may deliver a copy of the trustee’s deed without recording information thereon if the original is being recorded and Seller delivers a copy with recording information thereon promptly after receipt), including originals of certificates of foreclosure, and such additional documents as are customary in the jurisdiction in which the REO Property is located evidencing ownership of such REO Property by Seller.

22.	Information on the current assigned agent or property manager, if any, so Purchaser can gain access to the REO Property and/or keys to the REO Property, if any.

23.	Contact details related to the attorney working on any eviction proceedings related to the REO Property, if applicable.

24.	Any documents related to an ongoing eviction proceeding with respect to the REO Property.

25.	Any property management agreements and listing agreements in force as of the Closing Date with respect to the REO Property, if any.

Form of

AFFIDAVIT AS TO LOST NOTE

STATE OF OHIO

COUNTY OF MAHONING

The undersigned Affiant, an authorized representative of The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”), being first duly sworn, depose and say as follows:

1. This Affidavit as to Lost Note is delivered to                      (“Purchaser”), as the purchaser of that certain [describe instrument] in the original principal amount of $         (the “Note”).

2. The copy of the Note attached hereto is a true and correct copy of the original Note.

3. Affiant is the                      of Home Savings and is generally familiar with the books, records, and documents of Home Savings that are made and kept in the regular course of its business.

4. Home Savings has made a diligent search of all of its records and places of safekeeping of important documents and valuable property and has been unable to find the original Note. Home Savings accordingly believes that the Note has been inadvertently lost, misplaced, stolen or destroyed, or was never delivered to Home Savings.

5. To Affiant’s knowledge, (i) the Note has not been endorsed, pledged, sold, delivered, transferred, assigned, deposited under any agreement, hypothecated, or otherwise disposed of by Home Savings, (ii) Home Savings remains the current legal owner and holder of the Note and was in possession of the Note and entitled to enforce it when loss of possession occurred, (iii) no person, firm, corporation or government agency, other than Home Savings, has asserted any right, title, claim, equity or interest in or to the Note, and (iv) Home Savings’ loss of possession of the original Note was not the result of a transfer by Home Savings or the result of a lawful seizure.

FURTHER AFFIANT SAYETH NAUGHT.

Name:
Title:
The Home Savings and Loan Company of Youngstown, Ohio

Sworn to and subscribed before me this      day of         , 2012, by                    , the                      of The Home Savings and Loan Company of Youngstown, Ohio, on behalf of such company.

                             Notary

Form of

AFFIDAVIT AS TO LOST GUARANTY

STATE OF OHIO

COUNTY OF MAHONING

The undersigned Affiant, an authorized representative of The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”), being first duly sworn, depose and say as follows:

1. This Affidavit as to Lost Guaranty is delivered to                      (“Purchaser”), as the purchaser of that certain [exact title of guaranty] of [name of guarantor(s)], guaranteeing certain obligations of [name of borrower(s)] to Home Savings (the “Guaranty”).

2. The copy of the Guaranty attached hereto is a true and correct copy of the original Guaranty.

3. Affiant is the                      of Home Savings and is generally familiar with the books, records, and documents of Home Savings that are made and kept in the regular course of its business.

4. Home Savings has made a diligent search of all of its records and places of safekeeping of important documents and valuable property and has been unable to find the original Guaranty. Home Savings accordingly believes that the guaranty has been inadvertently lost, misplaced, stolen or destroyed, or was never delivered to Home Savings.

5. To Affiant’s knowledge, (i) the Guaranty has not been endorsed, pledged, sold, delivered, transferred, assigned, deposited under any agreement, hypothecated, or otherwise disposed of by Home Savings, (ii) Home Savings remains the current legal owner and holder of the Guaranty and was in possession of the Guaranty and entitled to enforce it when loss of possession occurred, (iii) no person, firm, corporation or government agency, other than Home Savings, has asserted any right, title, claim, equity or interest in or to the Guaranty, and (iv) Home Savings’ loss of possession of the original Guaranty was not the result of a transfer by Home Savings or the result of a lawful seizure.

FURTHER AFFIANT SAYETH NAUGHT.

Name:
Title:
The Home Savings and Loan Company of Youngstown, Ohio

Sworn to and subscribed before me this      day of         , 2012, by                     , the                      of The Home Savings and Loan Company of Youngstown, Ohio, on behalf of such company.

Notary

EXHIBIT D-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

CERTAIN RESIDENTIAL MORTGAGE LOANS

With respect to the Loans that are (i) identified on the Asset Schedule as Asset types “45-HELOC,” “50-Resi,” and “51-Consumer,” and (ii) secured by one- to four-family residential real estate (as used in this Exhibit D-1, each such Loan, a “D-1 Loan”, and all such Loans, collectively, the “D-1 Loans”), except for the exceptions set forth on the Exception Schedule attached hereto as Exhibit E (as such Exception Schedule may be modified, and as so modified, delivered to Purchaser at least three (3) Business Days prior to the Closing Date), or as otherwise disclosed on the Asset Schedule, Seller represents and warrants as follows:

(a) Assets as Described. With respect to each D-1 Loan, (i) the information contained in the Asset Schedule and in the Data Tape is true and correct in all material respects, (ii) the information contained in the relevant Loan File is true and correct in all material respects and such Loan File contains all material agreements and documents necessary to reflect the material terms of the subject D-1 Loan, and (iii) there is no obligation to make additional loan advances to the Obligor.

(b) Real Estate Taxes. With respect to each D-1 Loan that (i) was originated and closed as a closed-end (as opposed to an open-end/line of credit) loan, (ii) is identified on the Data Tape as being secured by a first priority lien, (iii) is not identified on the Asset Schedule as “51-Consumer,” and (iv) does not involve an Exhibit F Obligor, all real estate taxes on the subject Mortgaged Property that are due and payable on or before the Closing Date have been, or as of the Closing Date will be, paid in full.

(c) Original Terms Unmodified. With respect to each D-1 Loan, except as otherwise reflected in documentation contained in the relevant Loan File, (i) the terms of the Note and Mortgage have not been impaired, waived, altered, or modified in any material respect, and (ii) no Obligor has been released, in whole or in part.

(d) No Valid Defenses. None of the D-1 Loans is subject to any valid right of rescission or set-off, or to any valid counterclaim or defense, including, without limitation, ones potentially arising under federal, state, or local usury or consumer credit protection laws, and, except as is otherwise disclosed in the Loan Files, no right of rescission, set-off, counterclaim or defense has been asserted with respect to any D-1 Loan.

(e) Hazard and Flood Insurance. With respect to each D-1 Loan that (i) was originated and closed as a closed-end (as opposed to an open-end/line of credit) loan, (ii) is identified on the Data Tape as being secured by a first priority lien, and (iii) is not identified on the Asset Schedule as “51-Consumer,” all buildings or other improvements upon the subject Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the replacement value of the improvements or (ii) the outstanding principal balance of the Loan. With respect to each such Mortgaged Property that secures a closed-end (as opposed to an open-end/line of credit) loan that (i) is identified on the Data Tape as being encumbered by a first priority lien, and (ii) is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect with a generally acceptable insurer in an amount representing coverage not less than the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid

D-1-1

balance of the D-1 Loan if replacement cost coverage was not available for the type of building insured) or (B) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. With respect to the foregoing coverages, all individual (as opposed to group) insurance policies, other than those individual policies that were force-placed by Seller, contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid.

(f) Title Insurance. With respect to each D-1 Loan that (i) was originated and closed as a closed-end (as opposed to an open-end/line-of-credit) loan, (ii) is identified on the Data Tape as being secured by a first priority lien, and (iii) is not identified on the Asset Schedule as “51-Consumer,” (A) the relevant Mortgage is covered by (1) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac, and insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the D-1 Loan, (2) a title guaranty, or (3) an attorney’s opinion of title and abstract of title, and (B) a copy of such documentation is contained in the relevant Loan File.

(g) No Satisfaction of Mortgage. With respect to each of the D-1 Loans, except as otherwise reflected in documents contained in the relevant Loan File, (i) the relevant Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, (ii) the relevant Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, and (iii) Seller has not waived the performance by the Obligor of any action, if the Obligor’s failure to perform such action would cause the Loan to be in default, or waived any default resulting from any action or inaction by the Obligor.

(h) Valid First Lien. With respect to each of the D-1 Loans, the relevant Mortgage, unless identified on the Data Tape as a lower priority lien, is a valid, subsisting, enforceable and perfected first lien on the relevant Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect thereto, subject only to the Permitted Exceptions.

(i) Validity of Mortgage Documents; Remedies. With respect to each of the D-1 Loans, the relevant Note and Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency, bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each such Mortgage, together with applicable state law, provide remedies adequate for the practical realization against the Mortgaged Property of the benefits of the security provided thereby.

(j) No Fraud. To the Knowledge of Seller, no material misrepresentation, fraud, or similar occurrence was committed by any person, including without limitation, the Obligor, any appraiser, any builder or any other party involved (i) in the origination of the D-1 Loans, or (ii) in the application of any insurance in relation to such Loans.

(k) Ownership. Seller has good title to and is the sole owner of the D-1 Loans and the related Loan Files and Servicing Rights. As of the Closing Date, Seller shall have full right to transfer and sell the D-1 Loans to Purchaser or Purchaser’s Designee, as applicable, free and clear of any lien, pledge, charge, claim, or security interest.

(l) Deeds of Trust. With respect to each D-1 Loan concerning which the relevant Mortgage constitutes a deed of trust, to the Knowledge of Seller, (i) a trustee, duly qualified under applicable law to

D-1-2

serve as such, has been properly designated and currently so serves and is named in the Mortgage, and (ii) no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Obligor.

(m) No Condemnation Proceedings. With respect to the D-1 Loans, to the Knowledge of Seller, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property.

(n) Mortgaged Property Undamaged. With respect to the D-1 Loans, to the Knowledge of Seller, no Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty in such a manner as to materially and adversely affect the value of the Mortgaged Property as security for the subject D-1 Loan.

(o) Collection Practices. With respect to the D-1 Loans, the servicing and collection practices employed, including with respect to each foreclosure action that has been initiated or suspended, have been in accordance with Accepted Servicing Practices and the terms of the relevant Notes.

(p) Due on Sale. With respect to each of the D-1 Loans, the relevant Mortgage contains an enforceable provision for the acceleration of the payments of the unpaid principal balance of such Loan in the event the relevant Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(q) Environmental Matters. With respect to the Mortgaged Property that secures the D-1 Loans, to the Knowledge of Seller, (i) there are no existing violations of any local, state or federal environmental law, rule or regulation, and (ii) there is no pending action or proceeding directly involving any such Mortgaged Property in which a failure to comply with any such environmental law, rule or regulation has been asserted.

(r) Predatory Lending Regulations. No D-1 Loan is subject to, covered by, or in violation of, the provisions of the Homeownership and Equity Protection Act of 1994, as amended.

(s) No MERS Loans. As of the Closing Date, none of the D-1 Loans or related Mortgages will be listed on the Mortgage Electronic Registration Systems (MERS).

(t) Current Loans. No D-1 Loan listed on Schedule II (i) will be more than 30 days delinquent as of the Closing Date, (ii) has a Maturity Date that is on or prior to the Closing Date, or (iii) has been brought current with the liquidation of collateral as of the Closing Date.

D-1-3

EXHIBIT D-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

ASSETS OTHER THAN D-1 LOANS

With respect to the Assets identified on the Asset Schedule that are not D-1 Loans, as such term is defined in Exhibit D-1 (such Assets, the “D-2 Assets”, and the D-2 Assets, exclusive of the REO Property, the “Non-REO D-2 Assets”), except for the exceptions set forth on the Exception Schedule attached hereto as Exhibit E (as such Exception Schedule may be modified, and as so modified, delivered to Purchaser at least three (3) Business Days prior to the Closing Date), or as otherwise disclosed on the Asset Schedule, Seller represents and warrants as follows:

(a) Assets as Described. With respect to each D-2 Asset including, without limitation, each D-2 Asset that is a Loan (each, a “D-2 Loan”), (i) the information contained in the Asset Schedule and in the Data Tape is true and correct in all material respects, (ii) the information contained in the relevant Loan File is true and correct in all material respects and such Loan File contains all material agreements and documents necessary to reflect the material terms of the subject D-2 Loan, and (iii) there is no obligation to make additional loan advances to the Obligor.

(b) Real Estate Taxes. With respect to (i) each REO Property, and (ii) each of the D-2 Loans that (A) is secured by a lien on real estate (each such Loan, a “D-2 Mortgage Loan”) that is identified on the Data Tape as being a first priority lien, and (B) does not involve an Exhibit F Obligor, all real estate taxes on the subject Mortgaged Property or REO Property, as applicable, that are due and payable on or before the Closing Date have been, or as of the Closing Date will be, paid in full.

(c) Original Terms Unmodified. With respect to each D-2 Loan, except as otherwise reflected in the relevant Loan File, (i) the terms of the Note and, if applicable, the Mortgage have not been impaired, waived, altered, or modified in any material respect, and (ii) no Obligor has been released, in whole or in part.

(d) No Valid Defenses. None of the D-2 Loans is subject to any valid right of rescission or set-off, or to any valid counterclaim or defense, including, without limitation, ones potentially arising under federal, state, or local usury or consumer credit protection laws, and, except as is otherwise disclosed in the Loan Files, no right of rescission, set-off, counterclaim or defense has been asserted with respect to any D-2 Loan.

(e) Hazard and Flood Insurance. With respect to each REO Property and each D-2 Mortgage Loan, all buildings or other improvements upon the subject Mortgaged Property or REO Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property or REO Property is located in an amount which is at least equal to the lesser of (i) the replacement value of the improvements or (ii) the outstanding principal balance of the Loan. If any (i) REO Property, or any (ii) Mortgaged Property securing a D-2 Mortgage Loan that is identified on the Data Tape as being secured by a first priority lien is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect with a generally acceptable insurer in an amount representing coverage not less than the lesser of (i) the minimum amount required, under

D-2-1

the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the D-2 Mortgage Loan if replacement cost coverage was not available for the type of building insured) or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. With respect to the foregoing coverages that relate to Mortgaged Property securing D-2 Mortgage Loans, all individual (as opposed to group) insurance policies, other than those individual policies that were force-placed by Seller, contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid.

(f) Title Insurance. With respect to each D-2 Mortgage Loan that is identified on the Data Tape as being secured by a first priority lien and that had an original principal balance in excess of $250,000 (i) the relevant Mortgage is covered by (a) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac, and insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage (or lower priority if the Mortgage is identified as such on the Data Tape) in the original principal amount of the D-2 Mortgage Loan, (b) a title guaranty, or (c) an attorney’s opinion of title and abstract of title, and (ii) a copy of such documentation is contained in the relevant Loan File.

(g) No Satisfaction of Mortgage. With respect to each of the D-2 Mortgage Loans, except as is otherwise reflected in documents contained in the relevant Loan File, (i) the relevant Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, (ii) the relevant Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, and (iii) Seller has not waived the performance by the Obligor of any action, if the Obligor’s failure to perform such action would cause such Loan to be in default, or waived any default resulting from any action or inaction by the Obligor.

(h) Valid First Lien. With respect to each D-2 Mortgage Loan, the relevant Mortgage, unless identified on the Data Tape as a lower priority lien, is a valid, subsisting, enforceable and perfected first lien on the relevant Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect thereto, subject only to Permitted Exceptions. Any security agreement, chattel mortgage or equivalent document contained in the Loan File of any D-2 Loan, unless identified on the Data Tape as a lower priority lien, establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the personal property described therein.

(i) Validity of Mortgage Documents; Remedies. With respect to each of the D-2 Loans, the relevant Note and, if applicable, the relevant Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency, bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). With respect to each D-2 Mortgage Loan, the relevant Mortgage, together with applicable state law, provides remedies adequate for the practical realization against the Mortgaged Property of the benefits of the security provided thereby.

(j) Cross-Collateralization. No D-2 Loan is cross-collateralized or cross-defaulted with any loan that is not another Loan.

D-2-2

(k) No Fraud. To the Knowledge of Seller, no material misrepresentation, fraud, or similar occurrence was committed by any person, including without limitation, the Obligor, any appraiser, any builder or any other party involved (i) in the origination of the D-2 Loans, or (ii) in the application of any insurance in relation to such Loans.

(l) Ownership. Seller has good title to and, except for participation interests in D-2 Loans that are disclosed in documents contained in relevant Loan Files, Seller is the sole owner of the Non-REO D-2 Assets. As of the Closing Date, Seller shall have full right to transfer and sell the Non-REO D-2 Assets to Purchaser free and clear of any lien, pledge, charge, claim, or security interest, other than participation interests in D-2 Loans that are disclosed in documents contained in relevant Loan Files.

(m) Deeds of Trust. With respect to each D-2 Mortgage Loan concerning which the relevant Mortgage constitutes a deed of trust, to the Knowledge of Seller, (i) a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and (ii) no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Obligor.

(n) No Condemnation Proceedings. To the Knowledge of Seller, there is no proceeding pending or threatened for the total or partial condemnation of any REO Property or of any Mortgaged Property that secures a D-2 Mortgage Loan.

(o) Mortgaged Property Undamaged. To the Knowledge of Seller, no Mortgaged Property that secures a D-2 Mortgage Loan, and no REO Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty in such a manner as to materially and adversely affect the value of any such Mortgaged Property or REO Property.

(p) Collection Practices. With respect to the D-2 Loans, the servicing and collection practices employed, including with respect to each foreclosure action that has been initiated or suspended, have been in accordance with Accepted Servicing Practices and the terms of the relevant Notes.

(q) Due on Sale. With respect to each of the D-2 Mortgage Loans, the relevant Mortgage contains an enforceable provision for the acceleration of the payments of the unpaid principal balance of such Loan in the event the relevant Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(r) Environmental Matters. With respect to the REO Property and the Mortgage Property that secures the D-2 Mortgage Loans, to the Knowledge of Seller, (i) there are no existing violations of any local, state or federal environmental law, rule or regulation, and (ii) there is no pending action or proceeding directly involving any such Mortgaged Property or REO Property in which a failure to comply with any such environmental law, rule or regulation has been asserted.

(s) Leases and Repairs. There are no existing lease agreements or other occupancy agreements with any tenant with respect to any REO Property that are not terminable upon thirty (30) days’ notice to the tenant. Seller has not performed any work, or ordered any work to be performed, at any REO Property that has not been fully paid for.

D-2-3

(t) Evictions. Each eviction proceeding relating to an REO Property has been properly commenced and, to the Knowledge of Seller, there are no valid defenses or counterclaims by anyone with respect thereto. To the Knowledge of Seller, the REO Property has been maintained in material compliance with applicable laws and regulations.

(u) Contract of Sale. Seller has not accepted or executed any contract of sale with respect to any of the REO Property.

(v) Current Loans. No D-2 Loan listed on Schedule II (i) will be more than 30 days delinquent as of the Closing Date, (ii) has a Maturity Date that is on or prior to the Closing Date, or (iii) has been brought current with the liquidation of collateral as of the Closing Date.

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EXHIBIT G

DATA TAPE FIELDS

1.	Borrower Name

2.	Loan #

3.	Net Unpaid Principal Balance $ - Loan Level

4.	Status Code – In Bankruptcy or In Foreclosure

5.	Current Interest Rate

6.	Next Due Date

7.	Interest Paid to Date

8.	Maturity Date

9.	Lien Position – Loan Level

G-1

EXHIBIT J

[Form of Loan Transfer Letter for Serviced Loans]

[HSL logo]

NOTICE OF ASSIGNMENT, SALE OR TRANSFER

OF SERVICING RIGHTS

You are hereby notified that the servicing of your mortgage loan, that is, the right to collect payments from you, is being assigned, sold or transferred from The Home Savings and Loan Company of Youngstown, Ohio to Carrington Mortgage Services, LLC effective November     , 2012.

The assignment, sale or transfer of the servicing of the mortgage loan does not affect any term or condition of the mortgage instruments, other than terms directly related to the servicing of your loan.

Except in limited circumstances, the law requires that your present servicer send you this notice at least 15 days before the effective date of transfer, or at closing. Your new servicer must also send you this notice no later than 15 days after this effective date or at closing.

Your present servicer is:

The Home Savings and Loan Company of Youngstown, Ohio

275 West Federal St, P.O. Box 1111, Youngstown, OH 44501-1111.

If you have any questions relating to the transfer of servicing from your present servicer, call Customer Service at (888) 801-6342 between 9:00 a.m. and 5:00 p.m. (ET) Monday through Friday. This is a toll-free number.

Your new loan servicer will be:

Carrington Mortgage Services, LLC

The business address for your new servicer is:

PO BOX 54285

IRVINE CA 92619- 4285

The toll-free telephone number in Ohio of your new servicer is 1-800-561-4567. If you have any questions relating to the transfer or servicing to your new servicer call Customer Service, Loan Servicing toll-free at 1-800-561-4567 between 6:00 a.m. and 6:00 p.m.(Pacific Standard Time) Monday thru Friday.

The date that your present servicer will stop accepting payments from you is November     , 2012. The date that your new servicer will start accepting payments from you is November     , 2012. Send all payments due on or after that date to your new servicer.

You should also be aware of the following information, which is set out in more detail in Section 6 of the Real Estate Settlement Procedures Act (RESPA) (12 U.S.C. 2605):

During the 60-day period following the effective date of the transfer of the loan servicing, a loan payment received by your old servicer before its due date may not be treated by the new loan servicer as late, and a late fee may not be imposed on you.

Section 6 of RESPA (12. U.S.C. 2605) gives you certain consumer rights. If you send a “qualified written request” to your loan servicer concerning the servicing of your loan, your servicer must provide you with a written acknowledgement within 20 Business Days of receipt of your request. A “qualified written request” is a written correspondence, other than notice on a payment coupon or other payment medium supplied by the servicer, which includes your name and account number, and your reasons for the request. If you want to send a “qualified written request” regarding the servicing of your loan, it must be sent to this address:

The Home Savings and Loan Company of Youngstown, Ohio

Attn: Loan Servicing

P.O. Box 1111

Youngstown, OH 44501-1111

Not later than 60 Business Days after receiving your request, your servicer must make any appropriate corrections to your account, and must provide you with a written clarification regarding any dispute. During this 60 Business Day period, your servicer may not provide information to a consumer reporting agency concerning any overdue payment related to such period or qualified written request. However, this does not prevent the servicer from initiating foreclosure if proper grounds exist under the mortgage documents.

A Business Day is a day on which the offices of the business entity are open to the public for carrying on substantially all of its business functions.

Section 6 of RESPA also provides for damages and costs for individuals or classes of individuals in circumstances where servicers are shown to have violated the requirements of that Section. You should seek legal advice if you believe your rights have been violated.

PRESENT SERVICER

The Home Savings and Loan Company of Youngstown, Ohio

By:		Date: October , 2012
Richard L. Shafer
Vice President, Loan Servicing

EXHIBIT K

[Form of Loan Transfer Letter for Loans other than Serviced Loans]

[HSL logo]

NOTICE OF ASSIGNMENT, SALE OR TRANSFER

OF SERVICING RIGHTS

You are hereby notified that the servicing of your mortgage loan, that is, the right to collect payments from you, is being assigned, sold or transferred from The Home Savings and Loan Company of Youngstown, Ohio to Sabal Financial Group, L.P., effective September 21, 2012.

The assignment, sale or transfer of the servicing of the mortgage loan does not affect any term or condition of the mortgage instruments, other than terms directly related to the servicing of your loan.

Your present servicer is:

The Home Savings and Loan Company of Youngstown, Ohio

275 West Federal St, P.O. Box 1111, Youngstown, OH 44501-1111.

If you have any questions relating to the transfer of servicing from your present servicer, call Customer Service at 1-888-822-4751 ext. 2873 between 9:00 a.m. and 5:00 p.m. (ET) Monday through Friday. This is a toll-free number.

Your new loan servicer will be:

Sabal Financial Group, L.P.

The business address for your new servicer is:

Attention: Servicing

465 North Halstead Street

Suite 130

Pasadena, CA 91107

The toll-free telephone number of your new servicer is 1-877-900-6272. If you have any questions relating to the transfer or servicing of your loan, you may contact your new servicer’s Customer Contact Center at 1-877-900-6272 between 8:00 a.m. and 5:00 p.m. (Pacific Standard Time) Monday thru Friday.

K-1

The date that your present servicer will stop accepting payments from you is September 20, 2012. The date that your new servicer will start accepting payments from you is September 21 , 2012. Send all payments due on or after that date to your new servicer.

PRESENT SERVICER

The Home Savings and Loan Company of Youngstown, Ohio

By:		Date: September 21, 2012
Matthew Garrity
Sr. Vice President, Chief Credit Officer

K-2

EXHIBIT L

[Intentionally omitted]

L-1

EXHIBIT M

Closing Delivery Documents

With respect to the Assets identified in Exhibit N-1, to Purchaser an original executed Assignment and Conveyance.

With respect to the Assets identified in Exhibit N-2, to Purchaser’s Designee an original executed Assignment and Conveyance.

With respect to each Loan, the (i) original executed allonge, (ii) original executed, unrecorded Assignment of Mortgage, and (iii) if applicable, original executed, unrecorded Assignment of Leases and Rents, all as specified in Section 2.4.

With respect to each REO Property, (i) the original executed Deed specified in Section 2.3(a), and, (ii) if the REO Property is identified in Exhibit N-1, the other applicable REO Transfer Documents.

M-1

UNITED COMMUNITY FINANCIAL CORP.

Exhibit 3.1

Incorporated by reference to the Registration Statement on Form S-1 filed by United Community on March 13, 1998 with the Securities and Exchange Commission (SEC), film number 98565717, Exhibit 3.1.

Exhibit 3.2

Incorporated by reference to the 1998 Form 10-K filed by United Community on March 31, 1999 with the SEC, film number 99582343, Exhibit 3.2.

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